UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Ormat Technologies, Inc.
(Name of the Registrant as Specified In Its Charter)

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Notice of Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be
Held on May 8, 2017.

The proxy statement and annual report to security holders are available at
http://materials.proxyvote.com/686688

To Our Stockholders:

We cordially invite you to attend the 2017 Annual Meeting of Stockholders of Ormat Technologies, Inc.  The meeting will take place at the offices of Chadbourne & Parke LLP, 1301 Avenue of the Americas,  New York, NY 10019 - 6022 on Wednesday, May 8, 2017, at 1:30 p.m. local time.  We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1.	Elect three directors, each for a term of three years;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017; and

3.	approve the compensation of our named executive officers on an advisory basis;

4.	vote, on an advisory basis, on the frequency of the stockholder vote on the compensation of our named executive officers;

5.	vote to approve the adoption of our Third Amended and Restated Certificate of Incorporation; and

6.	transact any other business that may properly come before the meeting.

Your Board recommends that you vote FOR:

•	the election of the three nominees to the Board of Directors;

•	the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

•	the approval, on an advisory basis, of the compensation of our named executive officers

•	every three years as the frequency for future advisory votes to approve the compensation of our named executive officers.

•	the adoption of the Third Amended and Restated Certificate of incorporation of the company

This is not a ballot. You cannot use this notice as a Form for voting. This communication presents only an overview of the more complete proxy materials, which are available to you on the internet. You may view Ormat’s 2017 Proxy Statement and Ormat’s Annual Report on Form 10-K for 2016, which includes Ormat’s audited financial statements at http://materials.proxyvote.com/686688. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Stockholders of record as of March 16, 2017 are encouraged to attend the annual meeting.  Directions to attend the meeting where you may vote in person can be obtained on our website or by calling us at (775) 356-9029.  Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

YOUR VOTE IS IMPORTANT TO US WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SUBMIT YOUR PROXY TO VOTE YOUR SHARES BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE PROVIDED.

By order of the Board of Directors, Isaac Angel Chief Executive Officer

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 8, 2017

To Our Stockholders:

We cordially invite you to attend the 2017 Annual Meeting of Stockholders of Ormat Technologies, Inc. The meeting will take place at the offices of Chadbourne & Parke LLP, 1301 Avenue of the Americas, New York, NY 10019 – 6022, on Monday, May 8, 2017, at 1:30 p.m. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

1.	elect the three director nominees named in the attached proxy statement, each for a term of three years;

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

3.	approve the compensation of our named executive officers on an advisory basis;

4.	vote, on an advisory basis, on the frequency of the stockholder vote on the compensation of our named executive officers;

5.	vote to approve the adoption of our Third Amended and Restated Certificate of Incorporation; and

6.	transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 16, 2017 may vote at the meeting.

Your vote is important to us regardless of whether or not you plan to attend the meeting. We encourage you to submit a proxy to vote your shares either (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to us. Please refer to the attached proxy materials or the information forwarded to you by your bank, broker or other holder of record to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Monday, May 8, 2017:

•
This proxy statement, the proxy card, the Notice of Internet Availability of Proxy Materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at http://materials.proxyvote.com/686688.

•	You will need your assigned control number to vote your shares. Your control number can be found on your proxy card or voting instruction form.

•	The time and location of the Annual Meeting of Stockholders are noted above.

By order of the Board of Directors, Isaac Angel Chief Executive Officer

March 28, 2017

ORMAT TECHNOLOGIES, INC. 2017 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ii

ORMAT TECHNOLOGIES, INC.
6225 Neil Road,
 Reno, Nevada 89511

2017 PROXY STATEMENT

The Board of Directors (the “Board”) of Ormat Technologies, Inc. (“Ormat”, “we”, “us”, “the Company” or “our Company”) is making this proxy statement available to you in connection with the solicitation of proxies on its behalf for the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting of Stockholders” or the “meeting”). The meeting will take place at the offices of Chadbourne & Parke LLP, 1301 Avenue of the Americas, New York, NY 10019 – 6022, on Monday, May 8, 2017, at 1:30 p.m. local time.

At the meeting, our stockholders will:

(i)	vote to elect the three director nominees named in this proxy statement;

(ii)	vote to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;

(iii)	vote to approve the compensation of our named executive officers on an advisory basis;

(iv)
vote, on an advisory basis, on the frequency of the stockholder vote on the compensation of our named executive officers as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(v)	vote to approve the adoption of our Third Amended and Restated Certificate of Incorporation; and

(vi)	transact any other business that may properly come before the meeting although we know of no other business to be presented.

Only stockholders of record at the close of business on March 16, 2017 may vote at the meeting.

We are taking advantage of Securities and Exchange Commission (“SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”).  If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice.  The Notice instructs you on how to access our proxy materials, including this proxy statement, the proxy card, the Notice and our 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 Annual Report”), via the Internet, as well as how to vote online or by telephone.  We believe that this process allows us to provide our stockholders with important information more quickly, while reducing our environmental impact and lowering the costs of printing and distributing our proxy materials.

By submitting your proxy using any of the methods specified in the Notice, you authorize each of Isaac Angel, our Chief Executive Officer, and Etty Rosner, our Senior Vice President and Corporate Secretary, to represent you and vote your shares at the meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the meeting.

Our 2016 Annual Report, which includes our audited financial statements, is being made available to stockholders together with this proxy statement. Except to the extent that we specifically incorporate information by reference to our 2016 Annual Report, our 2016 Annual Report does not constitute a part of our proxy materials and is not incorporated by reference into this proxy statement.

We are first making this proxy statement and accompanying materials available to our stockholders on or about March 28, 2017.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY SUBMIT YOUR PROXY VIA THE INTERNET, BY PHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US IN THE ENVELOPE THAT WE WILL SEND TO YOU UPON REQUEST.

Questions and Answers about the 2017 Annual Meeting of Stockholders

What is the purpose of the 2017 Annual Meeting of Stockholders?

At the 2017 Annual Meeting of Stockholders, our stockholders will be asked to:

1.	elect the three director nominees named in this proxy statement (Proposal 1);

2.	ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2);

3.	approve the compensation of our named executive officers on an advisory basis (Proposal 3);

4.	vote, on an advisory basis, on the frequency of the stockholder vote on the compensation of our named executive officers as required by Section 14A of the Exchange Act (Proposal 4);

5.	approve the adoption of our Third Amended and Restated Certificate of Incorporation (Proposal 5); and

6.	transact any other business that may properly come before the meeting.

Members of our management team and a representative of PricewaterhouseCoopers LLP, our independent registered public accounting firm, will be present at the meeting to respond to appropriate questions from stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on March 16, 2017 (the “Record Date”) may vote at the meeting. The only class of stock entitled to vote at the meeting is our common stock, par value $0.001 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote for all matters properly brought before the meeting. At the close of business on the Record Date, there were 49,693,0000 shares of Common Stock outstanding.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his, her or its name. Shares held in “street name” are shares that are held in the name of a bank or broker on a person’s or entity’s behalf.

Am I entitled to vote if my shares are held in “street name”?

If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of shares held in street name. If your shares are held in street name, the Notice is being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

Under the rules of the New York Stock Exchange (the "NYSE"), if you do not give instructions to your bank or brokerage firm, it may vote on matters that the NYSE determines to be "routine", but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, the ratification of appointment of the independent registered public accounting firm (Proposal 2) is a routine matter, but the election of directors (Proposal 1), the approval of the compensation of our named executive officers on an advisory basis (Proposal 3), the vote, on an advisory basis, on the frequency of the stockholder vote on the compensation of our named executive officers (Proposal 4) and the vote to approve adoption of our Third Amended and Restated Certificate of Incorporation (Proposal 5) are not considered to be routine matters. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes do not count as votes for or against any proposal.

As the beneficial owner of shares, you are invited to attend the 2017 Annual Meeting of Stockholders. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum.

Who can attend the 2017 Annual Meeting of Stockholders?

All Ormat stockholders of record as of the close of business on March 16, 2017 may attend the 2017 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares entitled to vote represented may adjourn the meeting.

What does it mean if I receive more than one Notice?

Some stockholder may receive more than one Notice, more than one e-mail notification, or more than one paper copy of the proxy materials, including multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice, a separate e-mail notification, or a separate voting instruction form for each brokerage account in which you hold shares. Please vote all of your shares. To ensure that all of your shares are voted, please vote the shares held in each brokerage account in which you hold shares of our Common Stock.

How do I vote?

You may vote by submitting your proxy either (i) on the internet, (ii) by telephone, or (iii) by signing and dating a proxy card and returning it to the Company.

The notice of internet availability we (or the bank or brokerage firm that holds your shares in street name) sent to you explains how you can:

•	vote by internet or by telephone and how you can receive a paper or email copy of a proxy card if you are a record holder of shares; or

•	give voting instructions to your bank or brokerage firm if your shares are held in street name.

The return envelope that we will send you if you request a paper proxy card requires no additional postage if mailed in either the United States (“U.S.”) or Canada.

If you are a record stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to record stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy from their record holder.

Can I change my vote after I submit my proxy?

If you are a record holder of shares, you may revoke your proxy and change your vote at any time before it is actually voted:

●    by signing and delivering another proxy with a later date;

●    by giving written notice of such revocation to the Corporate Secretary of Ormat prior to or at the meeting; or

●    by voting in person at the meeting.

Please note, however, that if you are a beneficial owner of shares and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your attendance at the meeting will not, by itself, revoke your proxy.

Who will count the votes?

Ormat’s transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes. A representative of the transfer agent may serve as an inspector of election.

How does the Board recommend I vote on the proposals?

Your Board recommends that you vote FOR the proposals to:

●	elect the three director nominees named in this proxy statement to the Board (Proposal 1);

●	ratify PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm for the year ending December 31, 2017 (Proposal 2)

●	approve the compensation of Ormat’s named executive officers on an advisory basis. (Proposal 3); and

●	approve the adoption of our Third Amended and Restated Certificate of Incorporation (Proposal 5)

Your Board also recommends that you vote in favor of every three years as the frequency for future advisory votes to approve the compensation of our named executive officers (Proposal 4).

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons to whom you have provided a proxy will vote in accordance with the recommendations of the Board as described above.

Will any other business be conducted at the meeting?

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the director nominees?

In an uncontested election, each director nominee will be elected by a majority of all votes cast for such director nominee at the annual meeting.  This means that each director nominee will be elected to the Board if the number of shares that vote “For” such director nominee exceeds the number of shares that vote “Against” such director nominee.  In a contested election, each director nominee will be elected by a plurality vote of all votes cast for the election of directors at the annual meeting.  This means that the three director nominees who receive the greatest number of votes cast by the holders of our Common Stock at the annual meeting will be elected to the Board as directors.\

How many votes are required to ratify the appointment of Ormat’s independent registered public accounting firm?

The ratification of the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

How many votes are required to approve the compensation of Ormat’s named executive officers on an advisory basis?

 Approval of the compensation of Ormat’s named executive officers requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.  Such vote is advisory and will not be binding on us.

How many votes are required to approve the adoption of Ormat’s Third Amended and Restated Certificate of Incorporation?

 Pursuant to Ormat’s Second Amended and Restated Certificate of Incorporation, approval of the adoption of Ormat’s Third Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of capital stock of Ormat entitled to vote generally.

How are votes tabulated with respect to voting, on an advisory basis, on the frequency of the stockholder vote to approve the compensation of Ormat’s named executive officers?

 Stockholders may vote to approve the frequency of the stockholder vote to approve the compensation of Ormat’s named executive officers every one, two or three years.  The vote of stockholders will be the frequency that receives the greatest number of votes cast by the holders of our Common Stock entitled to vote at the meeting.  Such vote is advisory and will not be binding on us.

What is an abstention and how will abstentions be treated?

An “abstention” represents a stockholder’s affirmative choice to decline to vote on a proposal.  Under Delaware law, shares that “Abstain” are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes “Against” a proposal except for the proposal for the election of directors.  A stockholder’s choice to “Abstain” in the election of any director nominee will have no effect on such nominee’s election to the Board.

How will broker non-votes be treated?

Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the 2017 Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the 2017 Annual Meeting of Stockholders and to publish final results in a Current Report on Form 8-K to be filed with the SEC within four (4) business days following the meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board Composition

Our Board, which is currently composed of eight members, is classified into three classes of directors serving staggered, three-year terms as indicated:

 Class I Directors (term expiring at the meeting)
Stanley B. Stern*
 David Granot*
Robert E. Joyal*

 Class II Directors (term expiring at the 2018 Annual Meeting of Stockholders)
Ravit Barniv*
 Robert F. Clarke*
Ami Boehm*

 Class III Directors (term expiring at the 2019 Annual Meeting of Stockholders)
Gillon Beck*
 Dan Falk*

* Designated as an independent director.

Our Current Nominees

Directors in each of the three classes are elected to serve for three-year terms that expire in successive years. The terms of the Class I Directors will expire at the 2017 Annual Meeting of Stockholders. Accordingly, the Board, following recommendation of our Nominating and Corporate Governance Committee, has nominated Stanley B. Stern, David Granot and Robert E. Joyal as Class I Directors for three-year terms expiring at the annual meeting of stockholders to be held in 2020 and until their successors are elected and qualified. Each nominee currently serves as a Class I Director.

The following sets forth, with respect to each nominee, the nominee’s name, age, principal occupation and employment during the past five years, the year in which the nominee first became a director of Ormat and directorships held at other public companies. Please see “Corporate Governance” below for a further discussion of the process for nominating these candidates as well as other important information about our Board, its Committees and the composition thereof.

Stanley B. Stern. Stanley B. Stern has been a member of our Board since November 16, 2015.  Mr. Stern is the Managing Partner of Alnitak Capital, which he founded in 2013 to provide board level strategic advisory services and merchant banking services, primarily to companies in technology-related industries.  From 1981 to 2000 and from 2004 to 2013, he was Managing Director at Oppenheimer & Co, where, among other positions, he was head of the investment banking department and technology investment banking group. He also held positions at Salomon Brothers, STI Ventures and C.E. Unterberg.  Mr. Stern currently serves as Chairman of the board of directors of Audiocodes, Inc. (since 2012) and SodaStream International Ltd. (since 2015), and as a member of the board of directors of Ekso Bionics Holdings, Inc. (since 2015) and Foamix, Ltd. (since 2014).  In the past, Mr. Stern served as a member of the board of directors of the following public and private companies, for which he no longer serves as a director: Given Imaging, Fundtech Inc., Tucows, Inc. (Chairman) and Odimo, Inc.  He earned a BA in Economics and Accounting from City University of New York, Queens College, and an MBA from Harvard University.  Mr. Stern is 59 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Stern should serve as a director of the Company primarily because of his extensive management, banking and financial experience, particularly in technology-related industries.

David Granot.  David Granot has been a member of our Board since May 22, 2012. Since 2008 Mr. Granot served as a director and the Chairman of the nostro investment company of Harel Insurance, Investment and Finance Ltd.. In addition, he is a member of the boards of directors of the following non-U.S. public companies: Alrov (Israel) Ltd. and Tempo Beverages Ltd. He also serves on the board of directors of the following private companies: G.D. Goren Management and Consultation Ltd., Sonol (Israel) Ltd. and Gergue Power PLC.  During the past five years, Mr. Granot served as a member of the board of directors of the following non-U.S. public and private companies, for which he no longer serves as a director: Ham-Let (Israel-Canada) Ltd, DIKLA Insurance Ltd, FBNDRC PLC and Scorpio Real Estate (Chairman).  From 2001 through 2007, Mr. Granot served as the CEO of the First International Bank of Israel Ltd. He earned a BA in Economics and an MBA from the Hebrew University in Jerusalem. Mr. Granot is 70 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Granot should serve as a director of the Company primarily because of his extensive management, banking and financial experience, and his overall business knowledge.

Robert E. Joyal.  Robert E. Joyal has been a member of our Board since May 22, 2012. Mr. Joyal has served as a director of Leucadia National Corporation since March 2013 upon the completion of Leucadia’s acquisition of Jefferies Group, Inc. Mr. Joyal had served as a director of Jefferies from 2006 until March 2014.  Mr. Joyal has also served as a member of the Board of Trustees of the following investment funds: MassMutual Funds, Barings Corporate Investors and Barings Participation Investors. He is a member of the investment committee of various funds sponsored by First Israel Mezzanine Investors.  He has also served as a director of Kimco Insurance Company.  During the past five years, Mr. Joyal served as a member of the board of directors of the following public company, for which he no longer serves as a director: Scottish Re Group Ltd. Mr. Joyal is a Chartered Financial Analyst. He earned a BA from St. Michael’s College and an MBA from Western New England College. Mr. Joyal is 72 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Joyal should serve as a director of the Company primarily because of his extensive investment and financing experience, and his overall business knowledge.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

In an uncontested election, each director nominee will be elected by a majority of all votes cast for such director nominee at the annual meeting.  This means that each director nominee will be elected to the Board if the number of shares that vote “For” such director nominee exceeds the number of shares that vote “Against” such director nominee.  In a contested election, each director nominee will be elected by a plurality vote of all votes cast for the election of directors at the annual meeting.  This means that the three director nominees who receive the greatest number of votes cast by the holders of our Common Stock at the annual meeting will be elected to the Board as directors.

YOUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

Our Continuing Directors

Class II Directors Continuing in Office Whose Terms Expire at the 2018 Annual Meeting of Stockholders

Ravit Barniv.  Ravit Barniv has been a member of our Board since November 15, 2015. Ms. Barniv has served as the chairperson of the board of directors of Tnuva Group, the largest food group in Israel, since 2013.  Previously, she served as chairperson of the board of directors of Shikun & Binui Holdings Group Ltd. and Derech Eretz Highways, and as CEO of Netvision Communications.  She earned a BA in Economics and Philosophy, an MA in Governance with a specialization in counterterrorism from IDC Herzliya and an MBA from Tel-Aviv University.  Ms. Barniv is 53 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Ms. Barniv should serve as a director of the Company primarily because of her extensive management experience and overall business and financial knowledge, particularly in the construction and infrastructure and renewable energy industries.

Robert F. Clarke.  Robert F. Clarke has been a member of our Board since February 27, 2007. Mr. Clarke was Chairman (since September 1998) and President and Chief Executive Officer (since January 1991) of Hawaiian Electric Industries, Inc. (HEI), from which he retired effective May 2006. Since June 1, 2006, Mr. Clarke has been Executive in Residence at the Shidler College of Business at the University of Hawaii. In addition, Mr. Clarke serves as an advisory director to Oceanic Cable Hawaii, and as a member of the advisory boards of the Shidler College of Business at the University of Hawaii, Sennet Capital, and Aina Koa Pono, a Hawaii based privately held company exploring renewable energy projects in converting biomass into fuels. Mr. Clarke joined HEI in February 1987 as Vice President of Strategic Planning and was in charge of implementing the Company’s diversification strategy. Mr. Clarke was named HEI Group Vice President — Diversified Companies in May 1988. He was made a director of HEI in 1989. Prior to joining HEI, Mr. Clarke served as Senior Vice President and Chief Financial Officer of Alexander & Baldwin and as Controller of Dillingham Corporation. Prior to that, he worked for the Ford Motor Company and for the Singer Company. He earned a BA in Economics in 1965 and his Master’s degree in finance in 1966 from the University of California at Berkeley. Honors include Phi Beta Kappa in 1965. Mr. Clarke is 74 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Clarke should serve as director of the Company primarily because of his 29 years of experience in the power/energy industry, his extensive management experience, and his overall business and financial knowledge.

Ami Boehm.  Ami Boehm has been a member of our Board since May 22, 2012.  Since 2004, Mr. Boehm has been a Partner at FIMI Opportunity Funds, as well as Managing Partner and CEO of FITE GP (2004). In addition, Mr. Boehm currently serves as a member of the board of directors of Gilat Satellite Networks Ltd. and TATT Technologies, both NASDAQ publicly-traded companies, and of the following non-U.S. public companies: Ham-Let (Israel Canada) Ltd, Rekah Pharmaceutical Ltd. and Hader Paper Ltd. He also serves as a member of the Board of Directors of Dimar, Ltd. and Novolog (Pharm Up 1966) Ltd., DelekSon Recycling Ltd. and Galam Ltd., each a private company. During the past five years, Mr. Boehm had served as a member of the Board of Directors of the following non-U.S. public companies: Global Wire Ltd., Telkoor Telecom Ltd., Scope Metal Trading, Ltd. and Inter Industries, Ltd. From 1999 to 2004, Mr. Boehm served as Head of Research at Discount Capital Markets, the investment arm of Israel Discount Bank, and from 1998 to 1999 he worked in the Office of the Attorney General in the Israeli Ministry of Justice. Mr. Boehm earned an LLB from Tel Aviv University in 1997, a BA in Economics from Tel Aviv University in 1998, and an MBA in Finance jointly from Northwestern University’s Kellogg School of Business and Tel Aviv University in 2004. Mr. Boehm is 45 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Boehm should serve as a director of the Company primarily because of his extensive experience in finance and strategic initiatives, and his overall management and business knowledge.

Class III Directors Continuing in Office Whose Terms Expire at the 2019 Annual Meeting of Stockholders

Dan Falk.  Dan Falk has been a member of our Board since November 12, 2004. Mr. Falk also serves as a member of the boards of directors of Orbotech Ltd., Nice Systems Ltd. and Attunity Ltd., all NASDAQ publicly traded companies. During the past five years, Mr. Falk served as a member of the boards of directors of the following public companies, for which he no longer serves as a director: Advanced Vision Technology (AVT) Ltd., Orad Hi Tech Systems Ltd., Nova Measuring Systems Ltd., Amiad Water Systems Ltd., Plastopil Ltd.  From 2001 to 2004, Mr. Falk was a business consultant to several public and private companies. From 1999 to 2000, Mr. Falk was Chief Operating Officer and Chief Executive Officer of Sapiens International N.V.  From 1995 to 1999, Mr. Falk was an Executive Vice President of Orbotech Ltd.  From 1985 to 1995, Mr. Falk was Vice President of Finance and Chief Financial Officer of Orbot Systems Ltd. and Orbotech Ltd. Mr. Falk received an MBA from Hebrew University in 1972 and a BA in Economics and Political Science from Hebrew University in 1968. Mr. Falk is 72 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Falk should serve as director of the Company primarily because of his qualification as an “audit committee financial expert” under Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K, his experience related to service on the audit committee, his financial reporting expertise, and his general financial and business knowledge.

Gillon Beck.  Gillon Beck has been the Chairman of our Board since November 17, 2015 and a member of our Board since May 22, 2012.  He also served as Chairman of our Board from May 22, 2012 until June 30, 2014.  Since 2003, Mr. Beck has been a Senior Partner at FIMI Opportunity Funds, as well as a Director of the FIMI Opportunity Funds’ general partners and SPV companies. In addition, Mr. Beck currently serves as Chairman of the board of directors of the following public companies: Ham-Let (Israel-Canada) Ltd., Overseas Commerce Ltd., Bet Shemes Engines Ltd. (each traded on the Tel Aviv Stock Exchange (TASE)) and Magal Security Systems Ltd. (traded on NASDAQ).  He also serves as Chairman of the board of directors of the following private companies: Inrom Industries, Ltd., Rivulis Ltd. and Oxygen and Argon Works Ltd. He also serves as a member of the board of directors of Inrom Construction Material Ltd. and Unitronics Ltd. (each traded on TASE). During the past five years, Mr. Beck served as a member of the board of directors of the following public company for which he no longer serves as a director: Ormat Industries Ltd. From 1999 to 2003, Mr. Beck served as Chief Executive Officer and President of Arad Ltd., a publicly-traded water measurement and automatic meter reading company, and from 1995 to 1999, he served as Chief Operating Officer of Arad Ltd. Mr. Beck received a BS (Cum Laude) in Industrial Engineering from the Technion – Israel Institute of Technology in 1990, and an MBA in Finance from Bar-Ilan University in 1992.  Mr. Beck is 55 years old.

The Board, following recommendation of our Nominating and Corporate Governance Committee, has concluded that Mr. Beck should serve as director of the Company primarily because of his extensive management experience and overall business and financial knowledge.

CORPORATE GOVERNANCE

Overview

In accordance with the NYSE listing standards, our Board evaluates the independence of Board members at least annually and when a change in circumstances could potentially impact the independence of one or more directors. Our Board consists of eight members, all of whom have been determined by our Board to be independent directors, in accordance with the NYSE listing standards and our Corporate Governance Guidelines.

During fiscal year 2016, the Board held 7 meetings. Each of our directors attended all of the meetings of the Board and the Committees on which he or she serves. In addition, on May 6, 2015, the Company held its 2015 Annual Meeting of Stockholders. All of the Company’s Board members were present at the meeting.

Prior to the closing of the share exchange described under “Transactions with Related Persons – Share Exchange Agreement and Related Agreements” below, we relied on the “controlled company” exemption from certain board committee composition requirements for our Compensation Committee and Nominating and Corporate Governance Committee under the NYSE listing standards. The “controlled company” exemption did not modify the independence requirements for our Audit Committee, and we complied with the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”), SEC rules and regulations and the NYSE listing standards, which require that our Audit Committee be composed of at least three independent directors. Following the closing of the share exchange in February 2015, we were no longer a “controlled company” and had one year to comply with the NYSE listing standards which require that all of the members of our Compensation Committee and Nominating and Corporate Governance Committee are independent. Effective November 15, 2015, our Board appointed Ravit Barniv as director to fill the vacancy on our Board caused by the resignation of Yehudit Bronicki, after determining that Ms. Barniv meets the director independence requirements under the NYSE listing standards. Also effective November 15, 2015, our Board appointed Ms. Barniv to fill the vacancy created by Yehudit Bronicki’s resignation from our Compensation Committee and to replace Yoram Bronicki on our Nominating and Corporate Governance Committee.  Following Ms. Barniv’s appointments, all of the directors that serve on our Compensation Committee and Nominating and Corporate Governance Committee are independent directors, in compliance with the requirements of SOX, SEC rules and regulations and the NYSE listing standards.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Investment Committee.

Audit Committee. The Company has a separately designated standing Audit Committee established in accordance with the Exchange Act.  The Audit Committee consists of four members: Dan Falk, Robert F. Clarke, David Granot, and Robert E. Joyal, each of whom is an independent director as defined by the NYSE listing standards.  The Board has determined that Mr. Falk, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is financially literate. Mr. Falk also serves on the audit committees of three other companies publicly traded in the U.S. Our Board has determined that Mr. Falk’s simultaneous service on these audit committees does not impair his ability to serve effectively on our Audit Committee.

The Audit Committee selects, on behalf of our Board, an independent public accounting firm to be engaged to audit our financial statements, discusses with the independent registered public accounting firm its independence, reviews and discusses the audited financial statements with the independent registered public accounting firm and manages and reviews our compliance with legal and regulatory requirements with respect to accounting policies, internal controls and financial reporting.

In fiscal year 2016, the Audit Committee continued its oversight of a procedure established by the Company for receiving and addressing anonymous complaints regarding financial or accounting irregularities, among other things.  The Audit Committee also manages an ethics and compliance hotline maintained by an independent third party and accessible through the Internet and by telephone. The information received by the hotline is treated as confidential and anonymous and is reviewed by an agent of the Audit Committee before all relevant non-compliance information is periodically reported to the Audit Committee.

The Audit Committee held four meetings in fiscal year 2016. Further information concerning the Audit Committee is set forth below under the heading “Audit Committee Report”. The charter of the Audit Committee, as amended on August 6, 2016, is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Compensation Committee.  The Company has a separately designated standing Compensation Committee established in accordance with the NYSE listing standards.  The Compensation Committee consists of four members: Dan Falk, Ami Boehm, David Granot and Ravit Barniv (Chair).  All of the directors that serve on our Compensation Committee are independent directors, in compliance with the requirements of SOX, SEC rules and regulations and the NYSE listing standards.

The Compensation Committee reviews and either approves, on behalf of our Board, or recommends to the Board for approval, (i) the annual salaries and other compensation of our Chief Executive Officer (“CEO”) and the five other most highly compensated executive officers who receives total compensation in excess of $ 1 million per annum and (ii) equity awards. The Compensation Committee also reviews and approves the compensation program applicable to our senior management. Our CEO is currently covered by an employment agreement which fixes the amount of his salary and annual bonus. See “Executive Compensation” below.

The Compensation Committee also provides recommendations with respect to our compensation policies and practices and incentive compensation plans and equity plans. As described under “Compensation Discussion and Analysis” below, our Compensation Committee determines the basket of bonuses and equity awards that may be awarded on a company-wide basis and our CEO determines the particular bonuses and equity awards to be made to our personnel, except that the Compensation Committee grants awards to our executive officers, including our CEO. Our CEO also determines whether and to what degree to award salary increases to any of the other members of our management team.

The Compensation Committee operates pursuant to a written charter adopted by the Board, which sets forth the duties and responsibilities of the Compensation Committee, which include (i) annual review of corporate goals and objectives relevant to the compensation of our CEO and other executive officers and evaluation of the performance of our CEO in light of these goals and objectives, (ii) approval of the compensation of our CEO based on this evaluation and (iii) periodic review and approval of all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, any employment agreements and severance agreements, any change in control agreements and any special or supplemental compensation and benefits for our CEO and other executive officers.

The Compensation Committee duties and responsibilities also include:

•	making recommendations to the Board as to changes in Ormat’s general compensation philosophy;

•
making recommendations to the Board with respect to the adoption, amendment, termination or replacement of incentive compensation, equity-based plans or other compensation plans, policies and programs;

•	overseeing the development and implementation of such incentive compensation, equity-based plans or other compensation plans, policies and programs; and

•	monitoring Ormat’s compliance with SEC rules and regulations regarding stockholder approval of certain executive compensation.

The Compensation Committee is authorized to establish subcommittees for the purpose of evaluating special or unique matters and may delegate its authority to a subcommittee or subcommittees.

The Compensation Committee held three meetings in fiscal year 2016. The charter of the Compensation Committee, as amended on August 6, 2016, is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Nominating and Corporate Governance Committee.  The Company has a separately designated standing Nominating and Corporate Governance Committee established in accordance with the NYSE listing requirements.  The Nominating and Corporate Governance Committee consists of four members: Gillon Beck (Chair), Dan Falk, David Granot and Ravit Barniv.  All of the directors that serve on our Nominating and Corporate Governance Committee are independent directors, in compliance with the requirements of SOX, SEC rules and regulations and the NYSE listing standards.

The Nominating and Corporate Governance Committee assists our Board in fulfilling its responsibilities by developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as members of our Board, selecting director nominees for our annual meetings of stockholders and developing and recommending to our Board corporate governance guidelines and monitoring compliance with such guidelines.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential candidates.

The Nominating and Corporate Governance Committee adopted a policy regarding consideration of potential director candidates as of November 7, 2006. This policy provides guidelines for the identification and evaluation of such director candidates for their qualifications to serve on the Board. According to the policy, candidates must satisfy certain minimum criteria, including an academic degree or business experience to the satisfaction of the Nominating and Corporate Governance Committee. In addition, independent director nominees must satisfy the independence requirements as determined by the Nominating and Corporate Governance Committee in accordance with the rules and regulations of the SEC and the NYSE, as applicable. Pursuant to the policy, the Nominating and Corporate Governance Committee will interview and select candidates for evaluation, and then evaluate the final candidates to determine their qualifications to serve on the Board as well as compatibility with the culture of the Company, its philosophy and its then-current Board and management. The Nominating and Corporate Governance Committee considers a number of factors in identifying nominees for director, including knowledge, experience, education, independence and diversity.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other candidate.

The Company’s Fourth Amended and Restated By-laws provide that stockholders may nominate director candidates for election to the Board an annual meeting, provided that the nominating stockholder (i) follows the notice procedures set forth in the Fourth Amended and Restated By-laws, (ii) was a stockholder of record at the time of giving notice of the proposed nomination and (iii) is entitled to vote at the annual meeting and follows the notice procedures. To be timely, a stockholder’s notice for the 2017 Annual Meeting of Stockholders must have been delivered to the Corporate Secretary at 6225 Neil Road, Reno, Nevada 89511, not earlier than the close of business on January 4, 2017 and no later than the close of business on February 3, 2017.

The Nominating and Corporate Governance Committee held three meetings in fiscal year 2016. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement.

Investment Committee.  The Company has a separately designated standing Investment Committee. The Investment Committee consists of three members, David Granot (Chair), Ami Boehm and Ravit Barniv, each of whom is an independent director.

The Investment Committee assists our Board in considering and determining hedge transactions that we may enter into to hedge our exposure to certain risks and makes recommendations as to the investment of our cash and cash-equivalents, all in accordance with the Investment Policy adopted by the Board.

The Investment Committee operates pursuant to the Investment Policy approved by the Board that outlines general guidelines for investment (including guidelines as to the type and amount of investments, the desired time periods, and the authorization and procedures for making investments) and meets on as-needed basis as instructed by the Board. The Committee did not adopt a charter and acts pursuant to the instructions and guidelines of the Board.

The Investment Committee did not meet during fiscal year 2016.

Majority Voting for Directors

 As described above, our Board is classified into three classes of directors serving staggered three-year terms.  At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected.  In an uncontested election, each director nominee will be elected by a majority of all votes cast for such director nominee at the annual meeting.  This means that each director nominee will be elected to the Board if the number of shares that vote “For” such director nominee exceeds the number of shares that vote “Against” such director nominee.  In a contested election, each director nominee will be elected by a plurality vote of all votes cast for the election of directors at the annual meeting.  This means that the three director nominees who receive the greatest number of votes cast by holders of our Common Stock at the annual meeting will be elected to the Board.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Dan Falk, Ami Boehm, David Granot and Ravit Barniv. Yehudit Bronicki, who served as our CEO until June 30, 2014 and as a member of our Board until November 15, 2015, served as a member of the Compensation Committee until her resignation was effective on November 15, 2015. Ravit Barniv is currently the Chair of the Compensation Committee.

In addition, Mrs. Bronicki, Yoram Bronicki (who was Chairman of our Board until November 15, 2015 and who was our President and Chief Operating Officer until June 30, 2014) and other members of their family, beneficially owned approximately 7.10% of the outstanding shares of our Common Stock as of December 22, 2016. Gillon Beck and Ami Boehm are partners at FIMI, which beneficially owned approximately 13.93% of the outstanding shares of our Common Stock as of March 16, 2017 See “Security Ownership of Certain Beneficial Owners and Management” and “Transactions with Related Persons” below with respect to certain transactions and the relationships between Bronicki, FIMI and the Company.

Finally, none of our executive officers served during fiscal year 2016 as a member of the Board of Directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is available on our website at www.ormat.com for downloading, free of charge. The content of our website, however, is not part of this proxy statement. You may also request a printed copy of our Code of Business Conduct and Ethics free of charge, by writing to the Company at the address appearing in this Proxy Statement or by calling us at: (775) 356-9029.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which are available on the Company’s website at www.ormat.com. The content of our website, however, is not part of this proxy statement. You may also request a printed copy of our Corporate Governance Guidelines free of charge, by writing to the Company at the address appearing in this Proxy Statement or by calling us at: (775) 356-9029.

 Stockholder Communications with the Board

Stockholders and other interested parties may communicate with the Board or a specific director or directors by writing c/o the Corporate Secretary, Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511. Communications received from stockholders are forwarded directly to Board members.

Board’s Role in Risk Oversight

As part of the Board’s quarterly meetings, the Board assesses on an ongoing basis the risks faced by the Company in executing its business plan.  These risks include financial, industrial, technological (including cybersecurity exposures and the steps management has taken or plans to take with respect to these exposures), competitive, and operational risks and exposures, both from a global perspective and on a power plant-by-power plant basis.

The Board dedicates time at each of these meetings to review and consider the relevant risks that need to be addressed at the time of each Board meeting. Our CEO presents reports at each quarterly meeting outlining the challenges faced by the Company, and brings the relevant risks to the attention of the Board.  Similarly, at each quarterly Board meeting, the relevant financial risks faced by the Company are presented by our Chief Financial Officer (“CFO”).  In addition, the Company’s Audit Committee and Investment Committee play an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures.

The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with those efforts and the attempts to mitigate those risks.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as required by and in compliance with SOX, SEC rules and regulations and the NYSE listing standards.  The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting and legal and regulatory compliance.  Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

 The Audit Committee reviewed management’s report on its assessment of the effectiveness of internal controls over financial reporting as of December 31, 2016 and the report from PricewaterhouseCoopers LLP on the effectiveness of internal control over financial reporting as of December 31, 2016.  Based upon the Audit Committee’s review and discussions with management, the Company’s internal auditors, and PricewaterhouseCoopers LLP, the Audit Committee approved the inclusion of management’s report on its assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 and the report of the independent auditors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

The Audit Committee also received and reviewed the periodic internal audit reports from the Company’s internal auditor.  The Audit Committee also reviewed the Internal Audit Plan for fiscal year 2017 and approved its main target subjects.  The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits, and has met with them, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.  In addition, the Audit Committee evaluated the performance of the independent registered public accounting firm.

In 2012, following FIMI’s acquisition of approximately 22.5% of the shares of our former parent, Ormat Industries Ltd. (“Ormat Industries”), the Audit Committee reviewed the framework of the pre-existing business relationships between Ormat Systems Ltd., our wholly-owned subsidiary, and certain suppliers controlled by FIMI to determine whether these pre-existing business relationships are consistent with arms-length transactions of a similar nature according to prevailing market terms and conditions.  The Audit Committee concluded that these terms were fair and that it would review these transactions on an annual basis going forward, provided that such transactions would not exceed an annual aggregate limit of $2.0 million from each supplier.  Most recently, on August 2, 2016, the Audit Committee reviewed the transactions related to the purchase of goods from all entities controlled by FIMI for the one-year period ending June 30, 2016 valued, in the aggregate, at approximately $0.2 million.  The Audit Committee determined that these transactions were not different in any material respect than that which could have been obtained from unaffiliated third parties.  As described below under “Share Exchange Agreement and Related Agreements,” following the completion of the share exchange, FIMI beneficially owned approximately 15.06% of our outstanding shares of Common Stock.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2016 with management and the independent registered public accounting firm.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.  The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, as currently in effect, and the Audit Committee has discussed with the auditors their independence from the Company.  The Audit Committee has also considered whether the independent registered public accounting firm’s provision of tax services to the Company is compatible with maintaining the registered public accounting firm’s independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10‑K for the year ended December 31, 2016, for filing with the SEC.

Submitted on February 28, 2017 by the Audit Committee of Ormat Technologies, Inc.’s Board of Directors.

Dan Falk, Chair Robert F. Clarke David Granot Robert E. Joyal

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent Ormat specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position(s) of each of our executive officers and persons who are executive officers of certain of our subsidiaries who perform policy-making functions for us:

Name	Age	Position

Isaac Angel	60	Chief Executive Officer
Doron Blachar	49	Chief Financial Officer*
Zvi Krieger	61	Executive Vice President—Electricity Segment*
Bob Sullivan	54	Executive Vice President—Business Development, Sales and Marketing
Shlomi Argas	52	Executive Vice President—Projects*
Shimon Hatzir	55	Executive Vice President—Engineering*
Erez Klein	51	Executive Vice President—Production*
Nir Wolf	51	Executive Vice President—Market Development*
Etty Rosner	61	Corporate Secretary; Senior Vice President—Contract Management*

*    Performs the functions described in the table, but is employed solely by Ormat Systems Ltd., a subsidiary of the Company.

Isaac Angel.  Isaac Angel commenced serving as an officer of the Company on April 1, 2014, and has served as our CEO since July 1, 2014.  From 1999 to 2006, he served in various positions at Lipman Electronic Engineering Ltd., including as its President and CEO.  After the acquisition of Lipman by VeriFone in 2006, Mr. Angel served as Executive Vice President, Global Operations of VeriFone from 2006 to 2008.  From 2008 to 2009, Mr. Angel served as Executive Chairman of LeadCom Integrated Solutions Ltd.  Since 2008, Mr. Angel has served as a director of Frutarom Industries Ltd., and from 2012 until 2013 he served as a director of Retalix Ltd

Doron Blachar.  Doron Blachar has served as our CFO since April 2, 2013.  From 2009 to 2013, Mr. Blachar was the CFO of Shikun & Binui Ltd.  From 2011 to 2013, Mr. Blachar served as a director of A.D.O. Group Ltd., a public company traded on the TASE.  From 2005 to 2009, Mr. Blachar served as the Vice President – Finance of Teva Pharmaceutical Industries Ltd.  From 1998 to 2005, Mr. Blachar served in a number of positions at Amdocs Limited, including as Vice President – Finance from 2002 to 2005.  Mr. Blachar earned a BA in Accounting and Economics and an MBA from Tel Aviv University. He is also a Certified Public Accountant in Israel.

Zvi Krieger.  Zvi Krieger has served as our Executive Vice President of the Electricity Segment since July 9, 2014. From November 2009 to June 2014, Mr. Krieger was our Executive Vice President of Geothermal Resource; from 2007 to 2009, Mr. Krieger was our Senior Vice President of Geothermal Engineering; from 2004 to 2007, Mr. Krieger was our Vice President of Geothermal Engineering; and from 2001 to 2004, Mr. Krieger was the Vice President of Geothermal Engineering of Ormat Industries Ltd.  Mr. Krieger has been with Ormat Industries Ltd. since 1981 and served as Application Engineer, Manager of System Engineering, Director of New Technologies Business Development and Vice President of Geothermal Engineering.  Mr. Krieger earned a BS in Mechanical Engineering from the Technion – Israel Institute of Technology in 1980.

Bob Sullivan. Bob Sullivan has served as our Executive Vice President of Sales, Marketing and Business Development since January 1, 2015.  From 2009 through 2015, Mr. Sullivan served as our Vice President and then Senior Vice President of Business Development responsible for policy, marketing, sales, and project development in North America.  From 2007 to 2009, Mr. Sullivan served as Project Manager.  From 2006 until 2007 Mr. Sullivan served as Operations Director North America.  Mr. Sullivan joined us in 2003 as Plant Manager.  He is a graduate of the U.S. Navy’s Nuclear Power School and earned a BS in Business from Capella University.

Shlomi Argas.  Shlomi Argas has served as our Executive Vice President of Projects and has been responsible for management of Geodrill, our drilling company, since July 9, 2014.  From 2009 through June 2014, Mr. Argas served as Vice President responsible for management of geothermal projects, Recovered Energy Generation (REG) projects.  From 2006 through 2009, Mr. Argas served as Manager of REG Projects Department, responsible for the design and installation of REG plants.  From 1994 to 2006, Mr. Argas served as Product Engineer, Product Engineering Department of Ormat.  Mr. Argas earned a BS in Mechanical Engineering from Ben-Gurion University in 1992 and a Certificate from the Technology Institute of Management, Executive Management Program.

Shimon Hatzir.  Shimon Hatzir has served as our Executive Vice President of Engineering since July 9, 2014.  From 2009 to June 2014, Mr. Hatzir served as our Senior Vice President of Engineering.  From 2007 to 2009, Mr. Hatzir was our Senior Vice President of Electrical and Conceptual Engineering, and from 2004 to 2007, he was our Vice President of Electrical and Conceptual Engineering.  From 2002 to 2004, Mr. Hatzir was the Vice President of Electrical and Conceptual Engineering of Ormat Industries Ltd.; from 1996 to 2001, Mr. Hatzir was Manager of Electrical and Conceptual Engineering of Ormat Industries Ltd.; and from 1989 to 1995, he was a Project Engineer in the Engineering Division of Ormat Industries Ltd. Mr. Hatzir earned a BS in Mechanical Engineering from Tel Aviv University in 1988 and a Certificate from the Technion Israel Institute of Management, Senior Executive Program in 1998.

Erez Klein.  Erez Klein has served as our Executive Vice President of Production since July 9, 2014.  From 2012 through June 2014, Mr. Klein served as our Vice President of OSL operation, responsible for global purchasing and manufacturing.  From 2011 to 2012, Mr. Klein was Vice President of mechanical engineering, and from 2009 to 2011, Mr. Klein served as mechanical engineering director.  From 2007 to 2009, Mr. Klein served as manager of our Product Engineering Department, and from 1994 to 2007, Mr. Klein served as Product Engineer, Product Engineering Department, and was responsible for the design of various projects.  Mr. Klein earned a BS in Mechanical Engineering from Tel-Aviv University in 1994 and a Certificate from the Technology Institute of Management, Executive Management Program and Stanford Executive Program.

Nir Wolf.  Nir Wolf has served as our Executive Vice President for Market development since January 10, 2015.  From January 1, 2010 to January 9, 2015, Mr. Wolf served as our Executive Vice President for Business Development, Marketing and Sales, Rest of the World.  From 2005 to 2009, Mr. Wolf served as our Vice President, Distributed Power responsible for the marketing, sales, engineering and after sales activities of the remote power units.  From 1999 to 2005, Mr. Wolf had a leading position as Business Development Manager in the Marketing and Sales Department.  Starting in 1994, when Mr. Wolf joined us, he was positioned in the Project Management Department as a Budget and Schedule Controller and later on as a Project Manager.  Mr. Wolf earned a BS in Industrial Engineering, cum laude from the Technion – Israel Institute of Technology in 1991.  In 1995, Mr. Wolf earned an MBA from the Bar Ilan-University.  Mr. Wolf also participated in the Technion Institute of Management Senior Executive Program.

Etty Rosner.  Etty Rosner has served as our Corporate Secretary since October 21, 2004.  Ms. Rosner has also served as our Senior Vice President of Contract Management since 2007.  From 2004 to 2007, Ms. Rosner was our Vice President of Contract Management; and from 1999 to 2004, Ms. Rosner was the Vice President of Contract Management of Ormat Industries Ltd.  From 1991 to 1999, Ms. Rosner was Contract Administration Manager and Corporate Secretary of Ormat Industries Ltd.; and from 1981 to 1991, Ms. Rosner was the Manager of the Export Department and Office Administrative Manager of Ormat Industries Ltd.  Ms. Rosner earned a Diploma in General Management from Tel Aviv University in 1990.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information with respect to the beneficial ownership of our Common Stock as of March 16, 2017 for:

●    each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding Common Stock;

●    each of our directors;

●    each of our Named Executive Officers (as defined under “Summary Compensation Table” below); and

●    all of our directors and executive officers as a group.

Percentage ownership is based on 49,693,000 shares of Common Stock outstanding as of March 16, 2017. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
	Number		Percent
Principal Stockholder:
FIMI ENRG, L.P. and FIMI ENRG, Limited Partnership	10,451,077	(1)	21.03%
Bronicki Investments Ltd.	10,451,077	(1)	21.03%
Migdal Insurance & Financial Holdings Ltd.	5,334,997	(2)	10.74%
Clal Insurance Enterprises Holdings Ltd.	2,109,261	(3)	4.24%
Psagot Investment House Ltd.	2,556,429	(4)	5.14%
Itshak Sharon (Tshuva) Delek Group Ltd & The Phoenix Holding ltd	2,610,687	(7)	5.25%
The Vanguard Group	3,046,343	(8)	6.13%

Directors and Named Executive Officers

Gillon Beck††	6,961,618	(6),(9)	14.02%
Dan Falk††	7,500	(10)	—
Ami Boehm††	6,961,618	(6),(11)	14.02%
Robert F. Clarke††	17,000	(12)	—
Robert E. Joyal††	7,500	(13)	—
David Granot††	15,000	(14)	—
Ravit Barniv	7,500	(15)	—
Stanley Stern	7,500	(15)	—
Isaac Angel	150,000	(16)	—
Doron Blachar†	62,500	(17)	—
Zvi Krieger	0		—
Shimon Hatzir	0		—
Bob Sullivan	52,457	(18)	—
Directors and Named Executive Officers as a group	7,326,075	(19)	14.74%
__________

†         c/o Ormat Systems Ltd., Industrial Area, P.O. Box 68 Yavne 81100, Israel

††       c/o Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511

*        Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)
The information provided for FIMI ENRG, L.P. (“FIMI ENRG 1”) and FIMI ENRG, Limited Partnership (“FIMI ENRG 2”, and together with FIMI ENRG 1, “FIMI”) is based on the Schedule 13D/A filed with the SEC on December 22, 2016 by Bronicki Investments Ltd. (“Bronicki Investments”) and the Forms 4 filed with the SEC on September 30, 2016 by Ami Boehm and Gillon Beck.  As reported therein, FIMI is the beneficial owner of 6,924,118 shares, representing beneficial ownership of 13.93% of our shares, and Bronicki Investments is the beneficial owner of 3,526,959 shares, representing beneficial ownership of 7.10% of our shares. FIMI and Bronicki Investments are party to (i) a shareholder rights agreement dated March 16, 2012 and amended and restated on November 10, 2014, and (ii) a share purchase agreement dated March 16, 2012. By virtue of the shareholder rights agreement, each of FIMI and Bronicki Investments may be deemed to beneficially own, and have shared voting power over, the shares of our Common Stock beneficially owned by the other party such that, collectively, they may be deemed to beneficially own 10,451,077 shares or 21.03% of our shares. Each of FIMI and Bronicki Investments disclaims beneficial ownership of all shares of our Common Stock beneficially owned by the other party. FIMI’s address is 98 Yigal Alon Street, Tel- Aviv, Israel 67891. Bronicki Investments’ address is 5H’ Brosh 5 Street, Yavne, Israel 81510. See also footnote 6 below.

(2)
The information provided for Migdal Insurance & Financial Holdings Ltd. (“Migdal”) is based on Migdal’s Schedule 13G filed with the SEC on January 26, 2017. Migdal reported shared voting and dispositive power with regard to all of the 5,334,997 shares beneficially held by Migdal and that of the 5,334,997 shares reported (i) 5,236,994 shares are held for members of the public through, among others, provident funds, mutual funds, pension funds and insurance policies, which are managed by subsidiaries of Migdal, according to the following segmentation: 2,932,311 shares are held by profit participating life assurance accounts, 2,159,381 shares are held by provident funds and companies that manage provident funds and 145,302 shares are held by companies for the management of funds for joint investments in trusteeship, each of which subsidiaries operates under independent management and makes independent voting and investment decisions, and (ii) 98,003 are beneficially held for their own account (Nostro account).  Migdal disclaims beneficial ownership of 5,334,997 of these shares. Migdal’s address is 4 Efal Street; P.O. Box 3063; Petach Tikva 49512, Israel.

(3)
The information provided for Clal Insurance Enterprises Holdings Ltd. (“Clal”) is based on Clal’s Schedule 13G/A filed with the SEC on February 14, 2017. Clal reported shared voting and dispositive power with regard to all of the 2,109,261 shares beneficially held by Clal.  Of the 2,109,261 shares beneficially held by Clal (i) 2,074,673 shares are held for members of the public through, among others, provident funds and/or pension funds and/or insurance policies, which are managed by subsidiaries of Clal, which subsidiaries operate under independent management and make independent voting and investment decisions and (ii) 34,588 shares are beneficially held for its own account.  The 2,109,261 shares beneficially held by Clal exclude 21,316 shares that are held for members of the public through, among others, portfolio management and/or mutual funds, which are managed by Epsilon Investment House Ltd., and/or Epsilon Mutual Management (1991) Ltd., each an indirect subsidiary of IDB Development Corporation Ltd. Clal’s address is 48 Menachem Begin Road, Tel Aviv 66180, Israel.

(4)
The information provided for Psagot Investment House Ltd. (“Psagot”) is based on Psagot’s Schedule 13G/A filed with the SEC on February 15, 2017. Psagot reported shared voting power with regard to 1,744,057 shares and shared dispositive power with regard to 2,556,429 shares beneficially held by Psagot. Psagot reported that of the 2,556,429 shares reported (i) 812,372 shares are beneficially owned by portfolio accounts managed by Psagot Securities Ltd., (ii) 657,856 shares are beneficially owned by Psagot Exchange Traded Notes Ltd., (iii) 114,246 shares are beneficially owned by mutual funds managed by Psagot Mutual Funds Ltd. (of this amount, 4,800 shares may also be considered beneficially owned by Psagot Securities Ltd., but are not included in the shares beneficially owned by Psagot Securities Ltd., as indicated above) (iv) 968,037 shares are beneficially owned by provident funds and pension funds managed by Psagot Provident Funds and Pension Ltd. Psagot and (v) 3,917 shares are beneficially owned by managed savings managed by Psagot Insurance Company Ltd. Psagot and its subsidiaries noted above disclaim beneficial ownership of all of these shares. Psagot’s address is Psagot Investment House Ltd. - 14 Ahad Ha’am Street, Tel Aviv 6514211, Israel.

(6)
The information provided herein is based, in part, on the Schedule 13D/A filed with the SEC on December 22, 2016 by Bronicki Investments and the Forms 4 filed with the SEC on September 30, 2016 by Amie Boehm and Gillon Beck. Includes 6,924,118 shares beneficially owned by FIMI. Each of Gillon Beck and Ami Boehm is a partner of FIMI and has voting control of the shares held by FIMI. Accordingly, they may be deemed to share beneficial ownership of the shares held by FIMI. Each of Gillon Beck and Ami Boehm disclaim beneficial ownership of all such shares. See also footnote 1 above.

(7)
The information provided for Itshak Sharon (Tshuva), Delek Group Ltd and The Phoenix Holding Ltd is based on their Schedule 13G/A filed with the SEC on April 7, 2016 . The shares reported therein are beneficially owned by various direct or indirect, majority or wholly-owned subsidiaries of the Phoenix Holding Ltd. The Phoenix Holding Ltd. is a majority owned subsidiary of Delek Group Ltd. The majority of Delek Group Ltd’s outstanding share capital and voting rights are owned directly and indirectly by Itshak Sharon (Tshuva) through private companies wholly owned by him and the remainder is held by the public.

(8)
The information provided for The Vanguard Group (“Vanguard”) is based on Vanguard’s Schedule 13G/A filed with the SEC on February 10, 2017. Vanguard reported shared voting power with regard to 4,634 shares beneficially held by Vanguard and shared dispositive power with regard to 61,785 shares beneficially held by Vanguard. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(9)
Includes 37,500 shares of Common Stock issuable to Mr. Beck upon the exercise of options that are exercisable within 60 days of March 17, 2017. The options granted to Mr. Beck have exercise prices that range between $18.56 and $38.24 per share of Common Stock and expire on different dates between August 1, 2019 and November 5, 2022. See also footnote 1 above.

(10)
Includes 7,500 shares of Common Stock issuable to Mr. Falk upon the exercise of options that are exercisable within 60 days of March 17, 2017. The options granted to Mr. Falk have an exercise price of $38.24 per share of Common Stock and expire on November 3, 2022.

(11)
Includes 37,500 shares of Common Stock issuable to Mr. Boehm upon the exercise of options that are exercisable within 60 days of March 17, 2017. The options granted to Mr. Boehm have exercise prices that range between $18.56 and $38.24 per share of Common Stock and expire on different dates between August 1, 2019 and November 3, 2022. See also footnote 1 above.

(12)
Includes (a) 2,000 shares of Common Stock purchased at market price and (b) 15,000 shares of Common Stock issuable to Mr. Clarke upon the exercise of options that are exercisable within 60 days of March 17, 2017. The options granted to Mr. Clarke have exercise prices that range between $28.23 and $38.24 per share of Common Stock and expire on different dates between November 5, 2021 and November 3, 2022.

(13)
Includes 7,500 shares of Common Stock issuable to Mr. Joyal upon the exercise of options that are exercisable within 60 days of March 17, 2017. The options granted to Mr. Joyal have an exercise price of $38.24 per share of Common Stock and expire on November 3, 2022.

(14)
Includes 15,000 shares of Common Stock issuable to Mr. Granot upon the exercise of options that are exercisable within 60 days of March 17, 2017. The options granted to Mr. Granot have exercise prices that range between $28.23 and $38.24 per share of Common Stock and expire on different dates between November 5, 2021 and November 3, 2022.

(15)
This number includes 7,500 shares of Common Stock issuable to each of Ms. Barniv and Mr. Stern upon the exercise of options granted to them on January 5, 2016 that have an exercise price of $35.15 per share of Common Stock and expire on January 6, 2023.

(16)
Includes 150,000 shares of Common Stock issuable to Mr. Angel upon the exercise of options that are exercisable within 60 days of March 17, 2017. The options granted to Mr. Angel have an exercise price of $29.52 per share of Common Stock and expire on March 31, 2020

(17)
Includes 62,500 shares of Common Stock issuable to Mr. Blachar upon the exercise of options that are exercisable within 60 days of March 17, 2017. The options granted to Mr. Blachar have exercise prices that range between $20.54 and $24.57 per share of Common Stock and expire on different dates between February 9, 2019 and April 2, 2019.

(18)
Includes (a) 4,957 shares of Common Stock acquired through the exercise of SARs previously granted to Mr. Sullivan and 47,500 shares of Common Stock issuable to Mr. Sullivan upon the exercise of options that are exercisable within 60 days of March 17, 2017. The options granted to Mr. Sullivan have exercise prices that range between $20.13 and $25.65 per share of Common Stock and expire at different periods between March 31, 2018 and June 4, 2019.

(19)
This number includes (a) 6,931,075 shares of Common Stock and (b) options (including SARs) to purchase 395,000 shares of Common Stock of the Company exercisable within 60 days of March 17, 2017, held directly (or deemed to be beneficially owned) by all of our directors and executive officers as a group. These options have exercise prices that range between $18.56 and $38.24 per share of Common Stock and expire on different dates between March 31, 2018 and November 3, 2022.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Design

The overall objective of our executive compensation policies and procedures is to offer short-term, medium-term and long-term compensation components that enable us to attract, motivate and retain talented executives who contribute to our continued success.  Equally important to us is to align the interests of our executives with those of our stockholders.  As described below, the short-term component of our executive compensation packages consists of annual salary, the medium-term component consists of an annual bonus, and the long-term component consists of equity awards.

We aim to design executive compensation packages that, like our general compensation policies, meet or exceed competitive compensation averages for executives with similar responsibilities at companies with similar financial, operating and industry characteristics in similar locations. In most cases, we do not benchmark to a particular industry or companies, but we informally consider published data, such as labor indices, in formulating our executive compensation packages.

Compensation Elements

 Our compensation program consists of three elements, namely, annual salary, annual bonus, and equity awards:

1.	Annual salary, which is paid monthly, is intended to provide an annual income at a level consistent with individual contributions.

2.
Annual bonuses, which are paid annually to our executives, are intended to link our executive officers’ compensation to the Company’s overall performance, as well as, in most cases, their individual achievements.

3.
Equity awards are designed to promote long-term leadership and align the interests of our executives with those of our stockholders, while the vesting schedule assists us in retaining our executives.  Equity awards typically begin to vest two years from the date of grant, with 25% vesting on each of the second and third anniversaries of the date of grant and the remaining 50% on the fourth anniversary of the date of grant.  All employees and consultants of the Company are eligible to receive equity awards pursuant to the Company’s incentive compensation plan.  The term of our equity awards typically ranges from six to ten years from the date of grant with respect to grants to our current executives.  Except for equity awards granted to two of our current named executive officers, there is no provision that provides for accelerated vesting upon a change in control and there is no holding period for vested options.

 Each element is determined individually, based on the relevant criteria described in this discussion.

 In addition to these main compensation components, executives who are residents of Israel receive, as a function of their salary payments, the standard social benefits (i.e., severance pay, defined contribution plan, and disability) paid to all of our employees who are based in Israel.  These social benefits are fixed as a percentage of the employee’s salary and are not subject to discretionary adjustments.  Executives who are residents of the U.S. participate in a defined contribution plan (401(k) plan) and receive health insurance benefits, in addition to social security.  We do not cover any tax payments or otherwise “gross-up” any part of the compensation packages of our executive officers regardless of their location.

Determination of Amounts and Formulas for Compensation

Annual Salary

Consistent with our objectives with regard to our executives, the Compensation Committee provides guidance in setting base salaries for the Company’s executive officers annually at levels that reflect the Compensation Committee’s interpretation of competitive compensation averages for individuals with similar responsibilities at companies with similar financial, operating and industry characteristics, in similar locations.  The Compensation Committee typically does not undertake or commission a formal study or survey to benchmark compensation to a particular industry or to particular companies and the members of the Compensation Committee evaluate executive compensation using their accumulated individual knowledge and industry experience, as well as publicly available compensation information with respect to companies that have a similar market cap or similar annual revenues, and that operate under a business structure similar to ours (although not necessarily in the same industry segment).

In addition, the Compensation Committee takes into consideration the performance of the Company, individual performance of each executive, and the executive’s scope of responsibility in relation to other officers and key executives within the Company.  Annual salaries reflect current practices within a named executive officer’s specific geographic region and among executives holding similar positions.  In addition to these factors, the annual salary for a named executive officer (“NEO”) depends on a number of more subjective factors, including our evaluation of the executive’s leadership role, professional contribution, experience and sustained performance.

Following publication of the prior year’s audited financial statements, the CEO determines whether and to what degree to award salary increases to any of the NEOs.  Factors that are considered include the net income of the Company during the prior year, the need for a salary adjustment to remain competitive with compensation averages for executives in similar positions, and the particular NEO’s effectiveness in supporting the Company’s long-term goals.  We also consider the executive’s department’s contribution to our success as well as our general achievements during the preceding year.  All salary increases are awarded retroactive to January 1.  Salaries are paid on a monthly basis, and with two exceptions, each of our current NEOs has a standard employment agreement that is based on a form used company-wide. However, on February 20, 2017, the Compensation Committee approved a new form of employment agreement to be entered into by certain of our executive officers and which shall be effective on April 1, 2017.

Annual Bonus

Each year, following publication of our financial statements for the preceding year, our Compensation Committee determines the basket of bonuses that may be awarded on a Company-wide basis for the prior year.  The Compensation Committee determines and approves the amount of any annual bonus payable to our CEO and, based upon the recommendations of our CEO, reviews the annual bonus payable to our other NEOs.

Our CEO’s annual bonus is payable in accordance with the terms of his employment agreement with the Company and Ormat Systems, which are described under the heading “Employment Agreements” below.  Under the terms of our CEO’s employment agreement, our CEO is eligible for an annual bonus in an amount of up to .75% of our annual profits up to $50 million (inclusive) and 1% of the portion of our annual profits, if any, above $50 million.  The maximum annual bonus payable to our CEO is $750,000.

Annual bonuses for our other NEOs are payable pursuant to the Company’s Annual Management Incentive Plan (the “Plan”) which was approved by the Board and the Compensation Committee on February 23, 2016.  The Plan provides for annual cash incentive awards for participating employees based upon achievement of certain performance measures established by the Compensation Committee, based on the recommendations of our CEO.  Target, minimum and maximum awards, specified as a percentage of the employee’s base compensation, will be established for each participating employee, with our CEO generally determining the employee’s level of achievement within 45 days after approval of the Company’s annual financial statements by the Board.  The Plan also authorizes the Compensation Committee to make discretionary awards.

Performance-based awards under the Plan will be based upon: (i) the Company Performance Metrics (as defined in the Plan) with respect to at least 50% of an award and (ii) the contributions made by a participating employee to achieving the goals, plans or objectives of the Company as may be established by our CEO for that particular employee.  No performance-based awards will be made under the Plan unless the Company’s annual consolidated net income for the plan year is a positive number.

Awards under the Plan are generally payable as soon as practicable after the amount of such award is determined in accordance with the Plan, and in any event within the calendar year following the calendar year in which the bonus is earned.

Equity Awards

We are committed to long-term incentive programs for executives that promote the long-term growth of the Company and align the interests of our executives with those of our stockholders.  The determination of the overall basket of equity awards that may be awarded to our employees in a particular year is determined in a similar manner to our annual incentive bonuses.  If we are to make equity awards in a particular year, then, following the publication of our financial results for the preceding year, our Compensation Committee determines the annual basket of equity awards that may be made to all of our employees.  This basket is typically calculated as up to 1.5% of the outstanding shares of the Company per year.

Our CEO recommends to the Compensation Committee the particular amount of equity awards to be made to each executive considering the Company’s performance and relative stockholder return, the expected contribution of the NEO to the Company’s growth and success, and awards given to the executive officers of the Company in past years.  As our CEO is intimately involved in our day-to-day activities and works closely with our executives, he has the knowledge to make a subjective determination of the individual executive’s contribution to our growth and success.  No specific criteria are used in making these determinations.  This process is typically completed within one month from the determination of the basket of awards for the year.  In general, the equity awards that we grant to our executives are subject to the same pricing, vesting, and exercise terms that govern the grant of equity awards to all of our employees.

Historically, we granted our executives stock options as the long-term component of their compensation.  In 2012 and 2013, our Compensation Committee decided to grant our executives SARs instead of stock options because the Compensation Committee determined that SARs provide comparable long-term incentives while utilizing fewer shares of our Common Stock.  In 2014, our Compensation Committee granted stock option awards to our CEO, Isaac Angel, and our CFO, Doron Blachar.  In addition, we may grant stock options to newly hired executives upon their commencement of employment.

In 2012, the Board adopted, and our stockholders approved, a new 2012 Incentive Compensation Plan, which was amended in 2014.

Tax Considerations

Our Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”) on compensation.  Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the CEO and our other NEOs (except our CFO) other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements.  Based on these requirements, since none of the NEOs who are employed by the Company received compensation in excess of $1.0 million, the Compensation Committee has determined that Section 162(m) will not prevent us from receiving a tax deduction for any of the compensation paid to our executive officers.

At our 2014 Annual Meeting of Stockholders, approximately 90.0% of the shares voted at the meeting voted to approve on an advisory basis the compensation of the Company’s NEOs. Based on this endorsement, the Compensation Committee has not implemented any changes in our executive compensation program as a result of such vote. A say-on-pay vote will take place at the meeting.  The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for its named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, it has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and Proxy Statement.

Submitted on February 28, 2017 by the members of the Compensation Committee of the Board of Directors of Ormat Technologies, Inc.

Ravit Barniv, Chair Dan Falk Ami Boehm David Granot

The foregoing Compensation Committee Report on Executive Compensation and compensation-related disclosures set forth in the proxy statement shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION

Summary Compensation Table

 The following table sets forth the total compensation earned by (1) our CEO, (2) our CFO, and (3) our three most highly compensated executive officers other than our CEO and CFO who were serving as executive officers as of December 31, 2016, during the years ended December 31, 2016, 2015, and 2014 for such periods that such individual was serving as an NEO:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Isaac Angel,	2016	435,474	None	None	1,198,000	750,000	61,661	50,127(5)	2,495,262
Chief Executive Officer(4)	2015	426,122	None	None	None	750,000	60,251	49,037	1,285,410
	2014	368,577	None	None	3,785,820	318,750	48,431	32,470	4,554,048
Doron Blachar, Chief	2016	336,391	None	None	509,150	215,345	50,223	40,038(6)	1,151,147
Financial Officer	2015	331,581	None	None	None	185,853	49,275	39,822	606,531
	2014	358,118	None	None	187,871	248,255	52,462	44,078	890,784
Zvi Krieger, Executive	2016	228,731	None	None	509,150	142,783	33,437	40,808(7)	954,909
Vice President of the	2015	223,020	None	None	None	75,141	32,111	38,509	368,781
Electricity Segment	2014	226,465	None	None	None	79,714	32,749	42,040	380,968
Bob Sullivan, Executive Vice	2016	225,172	None	None	509,150	126,000		55,754(8)	916,076
President for Business Development,	2015	231,800	None	None	None	86,500		30,172	348,472
Sales and Marketing	2014	184,391	None	None	None	41,000		52,178(10)	277,569
Shimon Hatzir, Executive	2016	206,073	None	None	509,150	109,493	29,279	38,611(9)	892,606
Vice President	2015	200,354	None	None	None	90,902	28,891	37,275	357,422
of Engineering	2014	217,337	None	None	None	45,287	31,479	33,759	327,862

(1)
This column reflects the amount of any discretionary bonus (cash or non-cash) earned for the fiscal year.  All other performance-based bonus awards are included in the ‘Non-Equity Incentive Plan Compensation’ column.

(2)
Represents the grant date fair value of all option awards in accordance with accounting guidance for stock compensation. The awards were SARs. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised. For the years 2014 and 2015 the fair value of each grant of stock-based awards on the date of grant is estimated using Black and Scholes valuation model and for the year 2016 using the Exercise Multiple-Based Lattice Pricing model and the assumptions noted in the following table.

	Year Ended December 31,
	2016	2015	2014
Risk-free interest rates	1.4%	1.4%	1.7%
Expected lives (in years)	4.0	4.0	5.1
Dividend yield	0.7%	0.7%	0.9%
Expected volatility	29.2%	29.2%	35.1%
Forfeiture rate	0.0%	0.0%	0.0%

The expected lives represents the period that our stock-based awards are expected to be outstanding. In the absence of enough historical information, the expected lives was determined using the simplified method giving consideration to the contractual term and vesting schedule. The dividend yield forecast is expected to be 20% of our annual net profits, which is equivalent to a 0.7% annual weighted average dividend rate in the year ended December 31, 2016. The risk-free interest rate was based on the yield from U.S. constant treasury maturities bonds with an equivalent term. The forfeiture rate is based on trends in actual stock-based awards forfeitures.

(3)
This column excludes the amount of any discretionary bonus award earned for any year, including any such discretionary awards made under the Company’s Annual Management Incentive Plan adopted February 23, 2016, with effect from January 1, 2015 (the “Plan”).  Consistent with the terms of the Plan, the amounts shown in this table reflect bonus amounts earned under the Plan for 2016 which are paid in 2017.

(4)	Isaac Angel commenced serving as an officer of the Company on April 1, 2014, and assumed the position of CEO as of July 1, 2014.

(5)
Includes payments of car-related expenses in the amount of $22,604; Israel National Insurance in the amount of $9,436; U.S. Social Security in the amount of $9,533; health insurance in the amount of $222; convalescence pay in the amount of $1,646; Education Fund in the amount of $3,691 and perquisites amounting to $2,995.

(6)
Includes payments of car-related expenses in the amount of $21,153; Israel National Insurance in the amount of $9,436; health insurance in the amount of $56; convalescence pay in the amount of $1,646; Education Fund in the amount of $3,691; and perquisites amounting to $4,056.

(7)
Includes payments of car-related expenses in the amount of $12,987; Israel National Insurance in the amount of $9,436; health insurance in the amount of $56; convalescence pay in the amount of $1,646; Education Fund in the amount of $3,691; vacation redemption of $11,667; and perquisites amounting to $1,325.

(8)	Includes payments of social security in the amount of $26,550; health insurance in the amount of $18,798 and 401(k) plan contributions amounting to $10,406.

(9)
Includes payments of car-related expenses in the amount of $12,976; Israel National Insurance in the amount of $9,436; convalescence pay in the amount of $1,646; Education Fund in the amount of $3,691; vacation redemption of $7,222; and perquisites amounting to $3,640.

(10)	Includes a $25,000 relocation allowance.

Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to each NEO during the year ended December 31, 2016:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)(1)
Isaac Angel	June 14, 2016	100,000	42.87	1,198,000
Doron Blachar	June 14, 2016	42,500	42.87	509,150
Zvi Krieger	June 14, 2016	42,500	42.87	509,150
Shimon Hatzir	June 14, 2016	42,500	42.87	509,150
Bob Sullivan	June 14, 2016	42,500	42.87	509,150
Shlomi Argas	June 14, 2016	42,500	42.87	509,150
Erez Klein	June 14, 2016	42,500	42.87	509,150
Nir Wolf	June 14, 2016	25,000	42.87	299,500

(1)	These amounts are the grant date fair value of each award, computed in accordance with accounting guidance for stock compensation using the Exercise Multiple-Based Lattice SAR-Pricing valuation model.

(2)	Grant of stock appreciation rights (“SARs”).

(3)
These grants will vest in three installments. The first installment of 50% will vest on the second anniversary of the grant date, the second installment of 25% will vest on the third anniversary of the grant date and the third installment of 25% will vest on the fourth anniversary of the grant date. The options expire six years from the date of grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control.

Employment Agreements

The following are descriptions of the material terms of our NEOs’ employment agreements, as well as other factors that may help with an understanding of the data disclosed in the Summary Compensation Table and under the heading “Grants of Plan-Based Awards” above.

General

Isaac Angel is employed by Ormat Systems, one of our subsidiaries, and by us, and serves as our CEO.  Doron Blachar is employed by Ormat Systems and serves as our CFO.  Zvi Krieger is employed by Ormat Systems and serves as our Executive Vice President of the Electricity Segment; Shimon Hatzir is employed by Ormat Systems and serves as our Executive Vice President of Engineering and Bob Sullivan is employed by us and serves as our Executive Vice President of Business Development, Sales and Marketing.

Each of Messrs. Angel, Blachar, Krieger and Hatzir is party to an employment agreement with Ormat Systems (and, in the case of Mr. Angel, also with us) that sets forth their respective terms of employment, which terms are generally applicable to all of Ormat Systems’ employees, covering matters such as vacation, health, and other benefits.  Mr. Sullivan has not entered into any such employment agreement with Ormat Systems or us.

Under the employment agreements of Messrs. Krieger, Hatzir, Blachar, either party may terminate the employment relationship upon between 30 and 120 days’ prior written notice, while Mr. Angel’s employment agreement permits termination by any party on at least six months’ prior written notice.  However, termination for cause does not require any prior notice and an employee who is terminated for cause is not entitled to any subsequent payments.

The actual salary and other compensation arrangements of Messrs. Angel, Blachar, Krieger, Hatzir and Sullivan are agreed upon separately with each employee. Except for Mr. Sullivan, each of these individuals is also covered by Ormat Systems’ management insurance plan, to which Ormat Systems contributes a percentage of such individual’s salary, and which covers any compensation that such individual may be entitled to receive upon termination, such as severance pay pursuant to Israeli law for Israel-based employees. In addition, each of the individuals has the benefit of the use of a company-leased car.

The employment agreements of Messrs. Angel, Blachar, Krieger and Hatzir also contain provisions that are designed to restrict them from engaging in activities competitive with the business of the Company for a period ranging from 12 to 36 months following termination of employment and, in the case of the employment agreements of Messrs. Angel and Blachar, from soliciting any employee, customer or supplier of the Company for a period ranging from 12 to 24 months following termination of employment.

Isaac Angel

Pursuant to the employment agreement we entered into with Mr. Angel, Mr. Angel is entitled to the following:

●
Salary: Annual gross salary of NIS 1,674,398 (equal to approximately $435,474 based on the representative exchange rate set by the Bank of Israel on December 31, 2016, which is linked to the Israeli consumer price index.

●
Annual Performance Bonus: If the Company’s annual consolidated net income (“Annual Profits”) is above $20 million, Mr. Angel will be entitled to receive an annual bonus (the “Annual Bonus”) equal to (a) 0.75% of Annual Profits of up to $50 million (inclusive), and (b) 1.00% of the portion of the Annual Profits, if any, that is above $50 million; provided that, in any event, the Annual Bonus shall not exceed $750,000.

●
Initial Option Grant: Stock options granted on April 1, 2014 to purchase 100,000 shares of common stock at an exercise price equal to $29.52, the closing price of the common stock on the date of grant. The options were granted under our 2012 Incentive Compensation Plan and vest in one installment on the seventh (7th) anniversary of the date of grant. These options expire seven and a half (7.5) years following the grant date.

● ●
Second Option Grant: Stock options granted on April 1, 2014 to purchase 300,000 shares of common stock at an exercise price equal to $29.52, the closing price of the common stock on the date of grant. These options were granted under our 2012 Incentive Compensation Plan and vest in four equal installments, commencing with the second (2nd) anniversary of the date of grant. These options expire six (6) years following the grant date.

Third Option Grant: 100,000 SARs granted on June 14, 2016 to purchase shares of common stock at an exercise price equal to $42.87, the closing price of the common stock on the date of grant. These options were granted under our 2012 Incentive Compensation Plan and vest in 3 installments, commencing with the second (2nd) anniversary of the date of grant. These options expire six (6) years following the grant date.

●
Termination: Each of the Company and Mr. Angel may terminate the employment with the Company, for any reason, by providing six (6) months of prior notice of such termination (the “Notice Period”). Other than in the case of termination of employment with the Company for “cause”, Mr. Angel will be entitled to continue to receive his compensation during the Notice Period.

●
Termination in connection with a Change of Control: In the event that Mr. Angel’s employment is terminated by the Company without cause, or he resigns for a “good reason”, within two (2) months before, or twelve (12) months following, the consummation of a “change of control” (as defined in the Employment Agreement), Mr. Angel is entitled to the following: (i) the Notice Period (and consequently, the period during which compensation is payable to Mr. Angel) will be extended from six (6) months to twelve (12) months; and (ii) all the stock options described above are accelerated and will become fully vested and exercisable.

See also under “Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2016:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Isaac Angel	None	100,000(1)	29.52	September 30, 2021
	75,000 None	225,000(2) 100,000(8)	29.52 42.87	March 31, 2020 June 14, 2022
Doron Blachar	28,229	25,000(3)	20.54	April 2, 2019
	8,125 None	1,146(4) 42,500(8)	24.57 42.87	February 9, 2019 June 14, 2022
Zvi Krieger	None	25,000(7)	23.34	June 4, 2019
	None	42,500(8)	42.87	June 14, 2022
Shimon Hatzir	None	25,000(7)	23.34	June 4, 2019
	None	42,500(8)	42.87	June 14, 2022
Bob Sullivan	12,500(5)	None	25.65	March 31, 2018
	15,000(6)	None	20.13	April 2, 2019
	20,000 None	20,000(7) 42,500(8)	23.34 42.87	June 4, 2019 June 14, 2022

(1)
These are stock options, which will become fully vested seven years following the date of the grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control, as described above under “Employment Agreements – Isaac Angel”.

(2)
These are stock options which vest in four equal installments, commencing March 31, 2016. The options expire six years from the date of grant. This vesting schedule is subject to acceleration in certain circumstances upon a change of control, as described above under “Employment Agreements – Isaac Angel”.

(3)
These are stock options which began to vest one year after the April 2013 grant date, with 25% of the stock options vesting on each of the first, second, third, and fourth anniversaries of the grant date. The stock options will become fully exercisable in April 2017.

(4)
These are stock options which began to vest one year after the February 2014 grant date, with 50% of the stock options vesting on the first anniversary of the grant date and 25% of the stock options vesting on each of the second and third anniversaries of the grant date. The stock options became fully exercisable in February 2017.

(5)
These are SARs which began to vest two years after the March 2011 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs became fully exercisable in March 2015. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(6)
These are SARs which began to vest two years after the April 2012 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs became fully exercisable in April 2016. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(7)
These are SARs which began to vest two years after the June 2013 grant date, with 25% of the SARs vesting on each of the second and third anniversaries of the grant date, and the remaining 50% on the fourth anniversary of the grant date. The SARs will become completely exercisable in June 2017. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised.

(8)
These are SARs which begin to vest two years after the June 2016 grant date, with 50% of the SARs vesting on the second anniversary of the grant date and 25% of the SARs vesting on each of the third and fourth anniversaries of the grant date. The SARs will become fully exercisable in June 2022. Each NEO is entitled to receive shares of Common Stock equal to the amount by which the market value of the shares in respect of which the SAR is exercised exceeds the grant price set forth in the SAR, multiplied by the number of shares in respect of which the SAR is exercised

Option Exercises

Our NEOs exercised options to purchase 165,326 shares of our common stock during the year ended December 31, 2016.

Name	Number of Options/Stock Appreciation Rights (SAR’s) Exercised	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Doron Blachar	70,000	70,000	$1,301,077.86
Zvi Krieger	68,500	38,613	$1,049,747.32
Bob Sullivan	1,900	1,900	$11,202.16
Shimon Hatzir	69,000	31,439	$982,263.29
Erez Klien	27,000	12,858	$449,899.76
Shlomi Argas	19,000	10,344	$303,418.34
Nir Wolf	27,000	15,172	$520,631.66

Potential Payments upon Termination or Change in Control

The employment agreements of our executives contain the following terms regarding post-termination and change in control payments:

Isaac Angel.  Pursuant to the terms of Isaac Angel’s employment agreement, if the Company or Mr. Angel terminates his employment agreement for any reason other than for cause, he will be entitled to his salary, bonus and other benefits for the applicable notice period. The notice period in Mr. Angel’s employment agreement is six months.  In the event of termination other than for cause, Mr. Angel will also be entitled to an assignment of his “executive manager’s insurance policy” and monies accumulated under such policy based on deductions from his base salary, and a payment of the difference, if any, between the sums accumulated under such policy on account of his severance pay, and the amount of severance pay to which he is entitled based on the monthly base salary at the time of termination multiplied by the number of years he has been employed by us or Ormat Systems.

Mr. Angel is entitled to change in control payments if within two months prior to or twelve months following the occurrence of a change in control, his employment is terminated by the Company other than for cause or if he resigns for good reason.  In either of these events, Mr. Angel’s notice period will be twelve months instead of six months (as described above), and all options granted to Mr. Angel will be accelerated and will become fully vested and exercisable (or payable) as of the date of the change in control (in the event the termination or resignation occurred prior to or at the date of the change in control) or as of the termination date (in the event the termination or resignation occurred after the date of change in control).  We will also be required to pay him any compensation entitled to him during the lengthened notice period.

“Change in Control” is defined for this purpose as the consummation of any of the following events, in a single transaction or in a series of related transactions: (i) the acquisition of us by another person(s) or entity by means of a merger, reorganization, consolidation, or similar event in which such person(s) or entity, who is not an affiliate of our principal stockholders, as constituted immediately prior to such acquisition, will hold, immediately after such acquisition, more than 50% of the outstanding voting power of us, the acquiring, resulting or surviving corporation; (ii) any transaction in which control of us is transferred to another person(s) or entity, who is not affiliated with any of our principal stockholders; or (iii) the sale of all or substantially all of the assets of us (on a consolidated basis) to another entity (except an entity who is a member of the Ormat group or any other person(s) or entity who is affiliated with any of our current principal stockholders). Notwithstanding the foregoing, the term “Change in Control” excludes any transaction or series of related transactions that are part of an internal voluntary reorganization and/or restructuring of us and/or the Ormat group that does not involve the acquisition of control by a third party not affiliated with the Ormat group, such as a change in the state of our incorporation and/or acquisition by us of our own shares from any person.

“Good reason” is defined for this purpose as (i) a reduction in salary or diminution of an annual bonus opportunity; (ii) diminution in authority, responsibilities or duties; (iii) diminution in the budget over which Mr. Angel has authority; (iv) an adverse change in reporting responsibilities; (v) relocation of Mr. Angel’s main office; and (vi) any other breach of the employment agreement.

“Cause” is defined for this purpose as (i) any of the reasons mentioned in Sections 16-17 of the Israel Severance Pay Law, 1963; (ii) conviction for any felony involving moral turpitude or affecting us or our affiliates (including a plea of guilty or no contest); (iii) conviction for the embezzlement of funds of us or our affiliates or an attempt to do so; (iv) conduct by Mr. Angel that constitutes gross misconduct or gross neglect of his duties to us or our affiliates, as well as any breach of Mr. Angel’s fiduciary duties to us or our affiliates; and (v) breach of any material term of the employment agreement; provided that such breach was not cured (if capable of being cured) by Mr. Angel within 14 days following written notice thereof.

Doron Blachar.  In the event of a “change in control” as defined under the Israeli securities laws, all options granted to Mr. Blachar will be accelerated and will become fully vested and immediately exercisable (or payable).  If Mr. Blachar’s employment is terminated for any reason, he will be entitled to receive any unpaid annual bonus in respect of any completed fiscal year that has ended on or prior to the termination date.  Additionally, subject to achievement of any applicable performance conditions, Mr. Blachar will be entitled to receive the annual bonus that would otherwise have been earned in respect of the fiscal year in which termination occurs, prorated to the termination date.  We are required to make such payments on the days on which they would have otherwise been made had no termination occurred and in no event later than two and a half months after the last day of the fiscal year in which termination occurred.

Yoram Bronicki.  Yoram Bronicki, who served as our Chairman of the Board from June 30, 2014 until November 16, 2015 and our President and Chief Operating Officer from September 20, 2007 until June 30, 2014, is subject to certain non-competition restrictions pursuant to an undertaking dated May 22, 2012.  Pursuant to this undertaking, he agreed not to compete with the Company until two years following the later of (i) his termination from the Company or (ii) the termination of the services of the last of Lucien Bronicki, Yehudit Bronicki and himself.  This non-competition undertaking extended certain non-competition restrictions contained in Yoram Bronicki’s employment agreement. In 2016, Yoram received compensation amounting to $291,950 pursuant to these ongoing arrangements.

We believe that the change in control provisions in the employment agreements for our executives are appropriate to help ensure that, if a change in control occurs, our executives can act in the best interest of all our stockholders without concern for the uncertainty and without the distraction that would result from the effects a change in control could have on our executives’ personal interests. We believe the purpose of these change in control provisions is to protect our NEOs from termination of employment that frequently occurs upon a change in control, rather than to provide a payment when the change in control occurs even though the NEO’s employment is continued.  We also believe that the level of post-termination payments for our NEOs is competitive and appropriate.

Except as set forth above, our executives do not have specific change in control payment provisions in their employment agreements (however, see above with respect to acceleration of vesting of equity-based awards). All of our executives are entitled to salary and payment of other compensation during the relevant notice period.

Our executives are based in Israel on a full-time or part-time basis, and thus are also entitled to lump sum severance pay amounting to their last monthly salary multiplied by the number of years of their service for the Company under Israeli law. Our executives are also entitled to payments under our defined contribution plan. The employment agreements of our current executive officers do not include non-compete or non-solicitation provisions, with the exception of the employment agreements of Isaac Angel and Doron Blachar.

Estimated Payments and Benefits upon Termination

The amount of compensation and benefits payable to each of our NEOs in the event of termination without cause or as a consequence of a change in control has been estimated in the table below.  The Company does not provide excise tax gross-ups for change in control payments.  There is no distinction in the calculation of the termination payments due to our executives in the event of termination without cause or termination upon a change in control, except in the case of our CEO, whose payments and benefits upon termination are described under the heading “Potential Payments upon Termination or Change in Control” above.  The amounts have been calculated based on the assumption that the termination occurred on December 31, 2016.

Name	Termination without Cause ($)	Change in Control ($)
Isaac Angel	$361,862	$723,724
Doron Blachar	$246,895	$246,895
Zvi Krieger	$378,518	$378,518
Shimon Hatzir	$563,901	$563,901
Bob Sullivan	None	None

DIRECTOR COMPENSATION

The following table sets forth the total compensation paid to each member of our Board during the year ended December 31, 2016:

Name	Fee Earned or Paid in Cash ($)	Options Awards($)(1)(2)	Total ($)
Gillon Beck	$59,5000	$108,825	$168,325
Ami Boehm	$61,500	$108,825	$170,325
Dan Falk	$81,000	$108,825	$189,825
Robert F. Clarke	$61,000	$108,825	$169,825
David Granot	$72,000	$108,825	$180,825
Robert E. Joyal	$61,000	$108,825	$169,825
Ravit Barniv	$64,500	$169,050	$233,550
Stanley Stern	$55,000	$169,050	$224,050

(1)
Represents the grant date fair value in accordance with accounting guidance for stock compensation. For a discussion of the assumptions used in reaching this valuation, see footnote 2 to the Summary Compensation Table above.

(2)
At fiscal year-end, each non-management director held the following aggregate number of option awards:  (i) Mr. Beck held options to purchase 45,000 shares; (ii) Mr. Boehm held options to purchase 45,000 shares; (iii) Mr. Granot held options to purchase 22,500 shares; (iv) Mr. Joyal held options to purchase 15,000 shares; (v) Mr. Falk held options to purchase 15,000 shares; (vi) Mr. Clarke held options to purchase 22,500 shares (vii) Mrs. Ravit Barniv held options to purchase 15,000 shares and (viii) Mr. Stanly Stern held options to purchase 15,000 shares.

Cash Compensation

 The cash compensation of our non-employee directors is as follows:

•	Base annual retainer of $40,000 as fees related to their service on our Board.

•	Board meeting fees of $2,500 per day for each in-person meeting attended; $500 per day for each telephonic meeting attended; and $1,000 per day for telephonic participation in an in-person meeting.

•	Committee meeting fees of $1,500 per day for each in-person meeting attended and $500 per day for each telephonic meeting attended.

•	Any non-employee director who also serves as Chair of the Audit Committee receives an annual retainer of $7,500. Chairs of our other committees do not receive an annual retainer.

•	We promptly reimburse all directors for transportation and lodging expenses actually incurred to attend meetings of our Board or committees.

Equity Compensation

Each newly appointed non-employee director receives an initial grant of options to purchase 7,500 shares of our Common Stock at an exercise price equal to the NYSE closing price on the date of the grant.  Each non-employee director receives annually from the second year of service options to purchase 7,500 shares of our Common Stock at an exercise price equal to the NYSE closing price on the date of the grant, unless the Company’s results are released on that day, in which case the exercise price is the NYSE closing price on the following day.  The Company customarily grants the annual award of options to its non-employee directors in November of each year.  The Company does not have stock ownership guidelines for its directors.

TRANSACTIONS WITH RELATED PERSONS

We, and one of our wholly-owned subsidiaries, Ormat Systems, have a number of agreements with our former parent, Ormat Industries.  In connection with those transactions described below under “– Share Exchange Agreement and Related Agreements”, Ormat Industries became our wholly owned subsidiary on February 12, 2015 and, on March 31, 2015, it merged with and into Ormat Systems, with Ormat Industries ceasing to exist and Ormat Systems surviving as our direct, wholly-owned subsidiary.  Upon the consummation of the merger, each of the agreements to which we and Ormat Systems have entered into with Ormat Industries terminated as a result of the merger.

The agreements described below involve transactions with related persons as defined by SEC rules and regulations. Each of the related party transactions described below is on terms that we believe are at least as favorable to us as would have been obtained in an arm’s length transaction.

Share Exchange Agreement and Related Agreements

On February 12, 2015, we announced the completion of the share exchange, which was the first step of a series of transactions contemplated by the Share Exchange Agreement and Plan of Merger (the “Share Exchange Agreement”), dated as of November 10, 2014, by and among us, Ormat Industries, our then-parent company, and Ormat Systems. One of the key consequences of this transaction was that the number of shares of our common stock held by non-affiliated, “public” stockholders increased from approximately 40% to approximately 76% of total shares outstanding, which we believed would help elevate trading volume and increase equity coverage.

Pursuant to the Share Exchange Agreement, we agreed to acquire Ormat Industries through a share exchange in which we issued 30,203,186 new shares of our common stock to Ormat Industries’ stockholders in exchange for all of the outstanding ordinary shares of Ormat Industries, reflecting an exchange ratio of 0.2592 shares of our common stock for each ordinary share of Ormat Industries. Following the satisfaction of the various conditions precedent to closing of the share exchange, including (i) the receipt of approval from the District Court of Tel Aviv – Jaffa of the scheme of arrangement under Israeli law represented by the share exchange; (ii) the approval by our stockholders of the issuance of our shares of common stock to the stockholders of Ormat Industries in connection with the share exchange; (iii) the approval of the Share Exchange Agreement by the stockholders of Ormat Industries; and (iv) the maintenance in full force and effect of a ruling that has been obtained from the Israel Tax Authority confirming the Israeli income tax treatment of the transactions contemplated by the Share Exchange Agreement (the “Israeli Tax Ruling”); the share exchange was completed on February 12, 2015.

As previously disclosed, we entered into several agreements in connection with the Share Exchange Agreement, including the following:

o
voting agreements with the then principal stockholders of Ormat Industries, FIMI and Bronicki, which, following the share exchange, beneficially owned approximately 15.06% and 8.84% of our outstanding shares, respectively. Under these voting agreements, FIMI and Bronicki agreed, among other things, to comply in all respects with the Israeli Tax Ruling applicable to the Ormat Industries stockholders.

o
voting neutralization agreements with FIMI and Bronicki, whereby FIMI and Bronicki agreed, among other things, to certain restrictions on their shares of our common stock. Among other things, these voting neutralization agreements:

▪
require these stockholders to vote all voting securities owned by FIMI and Bronicki and their respective affiliates in excess of 16% and 9%, respectively, of the combined voting power of our shares in proportion to votes cast by the other holders of our voting securities at any time any action is to be taken by our stockholders;

▪
prohibit the acquisition of our voting securities by FIMI and Bronicki and their respective affiliates if after giving effect to any such acquisition FIMI and Bronicki and their respective affiliates would beneficially own voting securities representing in the aggregate more than 20% and 12%, respectively, of the combined voting power of our shares;

▪	prohibit, prior to January 1, 2017, the sale of more than 10% of our voting securities owned in the aggregate by FIMI and Bronicki;

▪
allow, following January 1, 2017, the sale of our voting securities owned by FIMI and Bronicki only if they are not acting in concert to sell or, if they are, only with 20 days’ prior written notice to us, subject to certain exceptions for public sales and mergers and acquisitions transactions; and

▪	prohibit FIMI and Bronicki from renewing their shareholder rights agreement beyond its expiration date, May 22, 2017.

o
a registration rights agreement whereby FIMI and Bronicki may, subject to certain limitations, require us to prepare and file with the SEC a registration statement to register a public offering of the shares of our common stock held by them, on customary terms and conditions set forth in the agreement.

 On December 14, 2014 and May 7, 2015, respectively, FIMI IV 2007 sent a letter to the Company on behalf of FIMI and Bronicki Investments sent a letter to the Company, in each case, stating that in the event that on May 31, 2017 FIMI and Bronicki Investments, respectively, still hold shares of our Common Stock and have appointed a member of our Board, they will (to the extent permitted by applicable law) cause such director-appointee to advise that our Board recommend to our stockholders the elimination of the staggered structure of the Board (pursuant to which our Board is classified into three classes of directors serving staggered, three-year terms), and if the Board agrees to put such matter to a vote of the stockholders, they will vote all of their shares in favor of the elimination of the staggered structure of the Board.

Agreements of Bronicki Investments and FIMI

 Bronicki Investments and FIMI have entered into certain agreements which relate to and affect Ormat (and, until the share exchange described above, affected Ormat Industries) although neither Ormat nor Ormat Industries are a party to those agreements or have contractual obligations under those agreements.  These agreements include the share purchase agreement dated as of March 16, 2012, which was amended on each of May 22, 2012 and November 10, 2014 (as amended, the “SPA”) and the shareholder rights agreement dated March 16, 2012, which was amended and restated on November 10, 2014 (as amended, the “SHA”), each of which is described below.  Copies of these agreements were filed by Bronicki Investments and FIMI as exhibits to their Schedule 13D filed with the SEC on February 17, 2015.

 The SHA contains various provisions governing matters such as:

•
voting and transfers of the shares of our Common Stock held by Bronicki Investments and FIMI following the share exchange (including a right of first offer, "tag-along" right, a "bring-along" right and, by way of an amendment to the SPA, a call option to FIMI);

•	the composition of our Board as further described below;

•
agreements concerning various corporate policies and governance matters relating to us and our subsidiaries, to the extent subject to a vote of our stockholders (namely, that unless otherwise agreed and as long as the parties hold a certain minimum percentage of our outstanding shares, the parties will vote against liquidation or entry into any bankruptcy or similar proceeding by us (or a material subsidiary thereof, if under applicable law such matter is required to be brought before the parties' for approval), a material change in our field of operations (or a material subsidiary thereof, if under applicable law such matter is required to be brought before the parties' for approval), and/or amendment of our Certificate of Incorporation with respect to our staggered Board); and

•	compliance with the Israeli Tax Ruling, including the internal allocation between Bronicki Investments and FIMI of the amount of shares they are permitted to sell under the Israeli Tax Ruling.

The SHA provides that, subject to certain exceptions, Bronicki Investments and FIMI will:

•
subject to any applicable law and fiduciary duties, use their reasonable efforts to cause the number of designees of Bronicki Investments and FIMI to be elected or appointed to our Board as described below.  Specifically, Bronicki Investments and FIMI agreed that they will each have the right to designate four members to our Board, subject to staged adjustments if either Bronicki Investments or FIMI or both cease to own specified minimum numbers of our shares within various ranges specified in the SHA, including minimum shareholdings below which such stockholders lose the right to elect or appoint directors. Currently, the number of directors that Bronicki Investments and FIMI may designate is three and five, respectively.

 The SHA also provides that, subject to applicable law, it is the view of Bronicki Investments and FIMI that we should distribute in each calendar year dividends in an amount equal to 20% of our profits available for distribution.

 The SHA became effective upon the closing of the Share Exchange and will terminate on May 22, 2017, provided that during the period from January 1, 2017 until May 22, 2017 any exercise of Bronicki Investments’ or FIMI’s rights with respect to the transfer of the shares by the other party described above will be subject to the respective Voting Neutralization Agreements described above.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company and any of its executives, directors, or beneficial holders of more than 5% of our capital stock or their respective family members, may present potential or actual conflicts of interest or may create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders.  Therefore, as a general matter, and in conformance with the Company’s (i) Code of Business Conduct and Ethics and (ii) Financial Reporting Procedures, transactions with related persons are consummated only if the requisite approvals are obtained and only if the terms of the transaction are determined to be in the best interests of the Company and its stockholders.

Pursuant to our Fourth Amended and Restated By-laws, the Audit Committee shall review and approve related party transactions in excess of certain dollar thresholds set forth in SEC rules and regulations and the NYSE listing standards.  To facilitate such review and approval, the Company has adopted a formal written policy which requires the executive or director initiating a related party transaction to prepare (1) a memorandum summarizing the terms and conditions of the proposed transaction, including pricing and market conditions, and (2) a preliminary draft agreement, which are then provided to the Company’s Disclosure Committee for review. The Disclosure Committee, comprised of our CEO, Chief Operating Officer, CFO, Corporate Secretary, VP and Corporate Controller, and VP Corporate Finance and Investor Relations, reviews the business terms of the transaction, materiality, and applicable corporate laws and regulations, and determines whether the transaction is required to be reviewed and approved by the Audit Committee, our Board, and/or the stockholders.  In accordance with the determination of the Disclosure Committee, the proposed transaction is then reviewed by the Audit Committee, our Board, and/or the stockholders, as applicable.  A related party transaction will only be approved or ratified if the transaction is in the best interests of the Company and its stockholders, as the Audit Committee, our Board, and/or the stockholders determine in good faith.  In addition, the fairness of each related party transaction is evaluated to ensure that the terms are consistent with arm’s length transactions of a similar nature according to prevailing market terms and conditions, where such comparisons are available and appropriate.

It should be noted that, as previously disclosed, with respect to the transactions contemplated by the Share Exchange Agreement, our Board has also formed a special committee, comprised solely of independent and disinterested directors, that engaged its own independent financial and legal advisors prior to approving the transaction.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2016.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation plans approvedby security holders	2,565,152	*	$33.37	1,058,150	†
Equity Compensation plans not approved by security holders	--		N/A	--
Total	2,565,152	*	$33.37	1,058,150	†
___________

*
Stock options issued pursuant to our 2004 Incentive Compensation Plan, as amended, and our 2012 Incentive Compensation Plan, as amended, and our Registration Statement on Form S-8 covering 1,250,000 shares filed with the SEC on November 9, 2005, our Registration Statement on Form S-8 covering 2,500,000 shares filed with the SEC on June 4, 2007, and our Registration Statement on Form S-8 covering 4,000,000 shares filed with the SEC on May 18, 2012.

†
On May 8, 2012, at the Company’s 2012 annual meeting of stockholders, the Company’s stockholders approved the Ormat Technologies, Inc. 2012 Incentive Compensation Plan, which the Board had adopted on March 20, 2012. No further awards will be granted under the 2004 Incentive Compensation Plan, though there are still unexercised options outstanding under the 2004 Incentive Compensation Plan. On May 18, 2012, the Company filed a post-effective Amendment No. 1 to Form S-8 whereby the Company removed from registration 51,149 unissued shares that had remained available for grant under the 2004 Incentive Compensation Plan, as amended.

Burn Rate

 The following table sets forth information regarding award grants, the burn rate for each of the last three years, and the average burn rate over the last three years. The burn rate has been calculated as the quotient of (i) the sum of all options and SARs granted in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year.

BURN RATE
(Shares in thousands)

	Year Ended December 31,			3-Year Average
	2016	2015	2014
Options and SARs granted	1,155,000	45,000	485,000
Weighted average shares of common stock outstanding	49,469	48,562	45,859
Burn rate	2.33%	0.09%	1.06%	1.17%

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Registered Public Accounting Firm

The stockholders are being asked to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.  PricewaterhouseCoopers LLP audited Ormat Technologies, Inc.’s annual financial statements for the year ended December 31, 2016.  A representative of PricewaterhouseCoopers LLP will be present at the 2017 Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if the representative so desires.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2016 and 2015 by PricewaterhouseCoopers LLP:

	2016	2015
Audit Fees(1)	$2,421,793	$2,058,304
Audit-Related Fees(2)	$450,645	$491,871
Tax Fees(3)	$263,410	$331,515
All Other Fees(4)	$3,870	$3,870
Total:	$3,139,718	$2,885,560

(1)
Audit Fees represent the aggregate fees billed for the audits of the annual financial statements and the Company’s internal control over financial reporting; for review of the financial statements included in the Company’s Form 10-Q filings; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Audit-Related Fees represent the aggregate fees billed for services related to the performance of the audit or review of our financial statements and that are not reported under paragraph (1) above, due diligence related to mergers and acquisitions and consulting on financial accounting/reporting standards.

(3)	Tax Fees represent the aggregate fees billed for international tax compliance, tax advice, and tax planning services.

(4)	All Other Fees represent annual software license fees.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

The Audit Committee has set a pre-approval procedure, and thus all auditors’ engagements are handled in accordance with such procedures, as follows:

A limited authority was delegated to the Chair of the Audit Committee to approve audit, audit-related and tax services in an amount of up to $50,000, provided such approval is reported to the Audit Committee at its next meeting.

Non-audit services may only be approved by the full Audit Committee.

All engagements by the Company of the auditors for 2015 and 2016 were pre-approved by the Audit Committee.

Vote Required for Ratification

The Audit Committee is responsible for selecting Ormat’s independent registered public accounting firm for the year ending December 31, 2017. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2017.  The Board believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance.  If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of an independent registered public accounting firm.

The ratification of the appointment of PricewaterhouseCoopers LLP as Ormat’s independent registered public accounting firm requires the affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote.

YOUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

 Under Section 14A of the Exchange Act and pursuant to SEC rules and regulations, we are required to hold an advisory stockholder vote to approve the compensation of our named executive officers at least every three years.  On May 4, 2011, our stockholders participated in an advisory vote to recommend the frequency with which we should hold our advisory stockholder vote to approve the compensation of our named executive officers.  Our stockholders cast the greatest number of votes to hold our advisory stockholder vote to approve the compensation of our named executive officers every 3 years.  Our last such advisory stockholder vote on executive compensation was held at the 2014 Annual Meeting of Stockholders.

 The present vote to approve the compensation of our named executive officers is advisory and therefore not binding on the Company, the Board or the Compensation Committee.  However, participating in such vote is an important mechanism by which our stockholders may convey their views about our executive compensation programs and policies.  The Board and the Compensation Committee value stockholder input on these matters and will consider the results of this advisory vote, among other factors, in making future decisions about executive compensation for our named executive officers.

 In consideration of this vote, we encourage you to review our proxy materials, including, but not limited to:

•
the tables, narrative disclosures and other information set forth in the “Executive Compensation” section of this Proxy Statement, which describes how we have compensated our named executive officers; and

•
the information set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes our compensation objectives and the various elements of our compensation program and policies applicable to our named executive officers.

 We believe that our executive compensation program directly links executive compensation with our performance and aligns the interests of our executive officers with those of our stockholders.  Our executive officers receive equity awards that are linked to appreciation in the price of our Common Stock as well as an annual bonus based on a number of factors, including specific results of our performance, such as revenue growth, profitability and the attainment of specific strategic business goals.  This performance-based compensation represents a significant portion of our executive officers’ overall compensation.

 Accordingly, we are asking that our stockholders vote upon the following resolution at the meeting:

 “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement in the section titled “Executive Compensation”, including the Compensation Discussion and Analysis, the compensation tables, the narrative disclosures and other information set forth in in this section, is hereby APPROVED.”

YOUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF
THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act and SEC rules and regulations, we must hold an advisory stockholder vote at least every six years regarding how frequently we should hold the advisory stockholder vote on the compensation of our named executive officers.  The last such vote occurred on May 4, 2011, when our stockholders cast the greatest number of votes to hold our advisory stockholder vote to approve the compensation of our named executive officers every three years.

The present vote on the frequency of the stockholder vote to approve the compensation of our named executive officers is advisory and therefore not binding on the Company, the Board or the Compensation Committee.  However, participating in such vote is an important mechanism by which our stockholders may convey their views about our executive compensation programs and policies.  The Board and the Compensation Committee value stockholder input on these matters and will consider the results of this advisory vote, among other factors, in making future decisions about how frequently advisory stockholder votes to approve the compensation of our named executive officers should be held.

Accordingly, the following resolution will be submitted for a stockholder vote at the meeting:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, whether the advisory stockholder vote on the compensation of the Company’s named executive officers should occur every one, two or three years.”

The frequency that receives the highest number of votes cast will be deemed to be the frequency approved by our stockholders.

YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF EVERY THREE YEARS AS THE FREQUENCY FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 5 — VOTE TO ADOPT THE THIRD AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION

We have implemented and maintained a “majority-of-votes-cast” standard for the election of our director nominees (other than in contested elections, in which case the plurality standard would apply) in accordance with the requirements of a court-approved settlement applicable to us, as described in our previously disclosed Notice to Stockholders filed with the Securities Exchange Commission on October 26, 2012.  Under the terms of the settlement, that voting standard will no longer be binding upon us commencing February 2018 (which is prior to the expected shareholder meeting that year).  As such, we are asking that our stockholders adopt the Third Amended and Restated Certificate of Incorporation of the Company.

On January 23, 2013, as part of the implementation of the court-approved settlement, the Board approved and adopted the Fourth Amended and Restated By-Laws of the Company, which amended the Third Amended and Restated By-Laws of the Company to provide, among other things, that directors shall be elected by a majority of the votes cast at annual meetings of stockholders, except in contested elections in which the number of director nominees exceeds the number of seats on the Board to be filled, in which case a plurality voting standard shall apply.  The Fourth Amended and Restated By-Laws also provide that one or more directors serving on the Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

The Company’s current charter, the Second Amended and Restated Certificate of Incorporation, provides that (i) directors shall be elected by a plurality vote of all votes cast for the election of directors at annual meetings of stockholders and (ii) any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding capital stock of the Company entitled to vote generally on the election of directors.

The Board is recommending that the stockholders adopt the Third Amended and Restated Certificate of Incorporation of the Company.  Under the Third Amended and Restated Certificate of Incorporation (i) directors shall be elected by a majority of the votes cast at annual meetings of stockholders, except in contested elections in which the number of director nominees exceeds the number of seats on the Board to be filled, in which case a plurality voting standard shall apply and (ii) one or more directors serving on the Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

This description of the proposed Third Amended and Restated Certificate of Incorporation of the Company is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the proposed Third Amended and Restated Certificate of Incorporation of the Company attached as Appendix A to this proxy statement and highlighted to show the amendments to our Second Amended and Restated Certificate of Incorporation recommended by the Board and described herein.

YOUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY.

OTHER MATTERS

We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

ADDITIONAL INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail.  Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name.  If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for the Company’s annual reports and proxy materials, please contact us at Ormat Technologies, Inc., 6225 Neil Road, Reno, Nevada 89511, Attention: Corporate Secretary, telephone (775) 356-9029.

This year, some brokers and nominees who hold Company shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders.  If your household receives a single Notice of Internet Availability of Proxy Materials for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy.  If a broker or nominee holds Company shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds Company shares, and together both of you would like to receive only a single set of the Company’s disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website, www.ormat.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.  Our Code of Business Conduct and Ethics, Code of Ethics Applicable to Senior Executives, Audit Committee Charter, Corporate Governance Guidelines, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Insider Trading Policy, and amendments thereto are also available at our website, as described above.   If we make any amendments to our Code of Business Conduct and Ethics or Code of Ethics Applicable to Senior Executives or grant any waiver, including any implicit waiver, from a provision of either code applicable to our CEO, CFO or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this proxy statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this proxy statement or by calling us at (775) 356-9029.

Proxy Solicitation

Ormat will bear the entire cost of this proxy solicitation.  In addition to soliciting proxies, we expect that our directors, officers and management employees may solicit proxies personally or by mail, facsimile, telephone, or other electronic means, for which solicitation they will not receive any additional compensation.  We will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

We believe, based upon a review of the forms filed and written confirmation provided by our officers, directors, and greater-than-10% beneficial owners, that during 2016 all of our officers, directors, and greater-than-10% beneficial owners filed on a timely basis the reports required by Section 16(a) of the Exchange Act.

Stockholder Proposals for 2018 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of Stockholders or nominate persons for election to the Board.  Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2018 Annual Meeting of Stockholders.  To be eligible for inclusion in the Company’s 2018 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than November 28, 2017, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2018 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2017 Annual Meeting of Stockholders, unless the date of the 2017 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2017 Annual Meeting of Stockholders.  For the Company’s 2018 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than January 8, 2018 and no later than February 3, 2018. If the date of the 2018 Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 60 days from the anniversary of the 2016 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting of Stockholders, or if the first public announcement of the date of the 2018 Annual Meeting of Stockholders is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Notices of any proposals or nominations for the Company’s 2018 Annual Meeting of Stockholders should be sent to Ormat Technologies, Inc., Corporate Secretary, 6225 Neil Road, Reno, Nevada 89511.

By order of the Board, Isaac Angel Chief Executive Officer

~~SECOND~~THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ORMAT TECHNOLOGIES, INC.

Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware

Ormat Technologies, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:         The name of the Corporation is Ormat Technologies, Inc.

SECOND:    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 15, 1994.

THIRD:        The First Amended and Restated Certificate of IncorporationDelaware on June 30, 2004.

FOURTH:    The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 21, 2004.

FIFTH:         The ~~First~~Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety and restated and integrated into a single instrument to read in full as set forth in the ~~Second~~Third Amended and Restated Certificate of Incorporation of the Corporation attached hereto as Exhibit A and made a part hereof.

~~FIFTH~~SIXTH:       The Third Amended and Restated Certificate of Incorporation of the Corporation was proposed by the Board of Directors of the Corporation and was duly adopted by the stockholders of the Corporation in accordance with ~~Section 228~~the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware ~~by the sole shareholder of the Corporation in the manner prescribed by Section 242 of the General Corporation Law of the State of Delaware.~~

~~SIXTH: The~~and the Second Amended and Restated Certificate of Incorporation of the Corporation ~~was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of~~ Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its officer thereunto duly authorized this ~~21st~~___ day of ~~October, 2004.~~__________, 2017.

ORMAT TECHNOLOGIES, INC.

By:
Name: ~~Yehudit Bronicki~~
Title: ~~President~~

2

EXHIBIT A

~~SECOND~~THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ORMAT TECHNOLOGIES, INC.

FIRST:        The name of the Corporation is Ormat Technologies, Inc.

SECOND:   The Corporation's registered office in the State of Delaware is located at 3500 South Dupont Highway, in the City of Dover, County of Kent.  The name and address of its registered agent is HIQ Corporate Services, Inc., 3500 South Dupont Highway, Dover, Delaware 19901.

THIRD:       The nature of the business, or objects or purposes to be transacted, promoted or carried on, are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:   The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Two Hundred Five Million (205,000,000), of which (i) Two Hundred Million (200,000,000) shares of par value of $.001 each are to be of a class designated Common Stock (the "Common Stock") and (ii) Five Million (5,000,000) shares of par value of $.001 are to be of a class designated Preferred Stock (the "Preferred Stock").

Simultaneously with the effective date of the filing of ~~this~~the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Second Amended and Restated Certificate of Incorporation"), (i) each share of common stock, par value $.001 per share, of the Corporation issued and outstanding or authorized and unissued immediately prior to the effective date of the filing of the Second Amended and Restated Certificate of Incorporation (the "Old Common Stock") ~~shall~~was automatically ~~be~~ reclassified and continued (the "Reverse Stock Split"), without any action on the part of the holder thereof, as one over one point three two five four four four (1/1.325444) of one share of Common Stock, equivalent to zero point seven five four four six four one six (0.75446416) share of Common Stock; (ii) the remaining par value of Forty Nine Thousand One Hundred and Seven and 17/100 Dollars ($49,107.17) ~~shall be and hereby is~~was classified as excess capital; (iii) each certificate outstanding and previously representing shares of Old Common Stock ~~shall~~were, until surrendered and exchanged, ~~be deemed,~~ for all corporate purposes, deemed to constitute and represent the number of whole shares of Common Stock of the Corporation into which the outstanding shares of Old Common Stock previously represented by such certificate were converted by virtue of the Reverse Stock Split.

Effective immediately upon the consummation of the Reverse Stock Split, the authorized number of shares of Common Stock ~~is~~was increased, from One Hundred Fifty Million Eight Hundred Ninety Two Thousand Eight Hundred and Twenty Eight (150,892,828) shares to Two Hundred Million (200,000,000) shares.

In this Article Fourth, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the provisions relating to the same class of stock.

COMMON STOCK

The Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

   1.                  Dividends.  Whenever the full dividends upon any outstanding Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock shall be entitled to receive such dividends and distributions in equal amounts per share, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

       2.                  Rights on Liquidation.  In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock.  For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

   3.                  Voting.  Except as otherwise provided by the laws of the State of Delaware or by this Article Fourth, each share of Common Stock shall entitle the holder thereof to one vote.

PREFERRED STOCK

The Preferred Stock may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

   (a)                 the designation of the series, which may be by distinguishing number, letter or title;

   (b)                the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

   (c)                 whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

   (d)                the dates at which dividends, if any, shall be payable;

   (e)                 the redemption rights and price or prices, if any, for shares of the series;
   (f)                 the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;
   (g)                the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

   (h)                 whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

   (i)                  restrictions on the issuance of shares of the same series or of any other class or series; and

   (j)                   the voting rights, if any, of the holders of shares of the series.

Except as may be provided in this Third Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.  Notwithstanding the foregoing, the holders of Preferred Stock that shall have the right to vote for the election of directors as provided herein, in any other Preferred Stock Designation, or by law shall vote together with the holders of shares of Common Stock and any other capital stock of the Corporation entitled to vote generally, as a single class, on all matters relating to the election of directors. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

1.                  Designation and Amount. A series of Preferred Stock of par value $.001 per share is hereby created and shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be Five Hundred Thousand (500,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

2.                  Dividends and Distributions.

2.1.               Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock and of any other junior stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the second Monday of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

2.2.               The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 2.1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

   2.3.               Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

   3.                  Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

3.1.               Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

3.2.               Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

3.3.               Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.                  Certain Restrictions.

4.1.               Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

   (a)                 declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

   (b)                declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

   (c)                 redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

   (d)                 redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

   4.2.                The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (c) of paragraph 4.1, purchase or otherwise acquire such shares at such time and in such manner.

   5.                   Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

   6.                   Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   7.                   Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

   8.                   No Redemption.  The shares of Series A Preferred Stock shall not be redeemable.

   9.                   Rank.  The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

   10.                 Amendment.  The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of the outstanding shares of Series A Preferred Stock, voting together as a single class.

FIFTH:         The Corporation is to have perpetual existence.

SIXTH:        The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.  A director need not be a stockholder.  The election of directors of the Corporation need not be by ballot unless the By-Laws so require.

The directors, including those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock as provided herein or in any Preferred Stock Designation shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2005, another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2006, and another class shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2007.  Members of each class shall hold office until their successors are duly elected and qualified, except for any director who dies, resigns or is removed. At each annual meeting of the stockholders of the Corporation, ~~commencing with the 2005 annual meeting,~~ the successors of the class of directors whose term expires at that meeting shall be elected by a majority of all votes cast for each of the director nominees at such meeting, except for contested elections (i.e., elections in which there are a greater number of candidates than there are seats to be filled) in which case the directors shall be elected by a plurality vote of all votes cast for the election of directors at such meeting, to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, ~~any director may be removed from office at any time, but only for cause and only by the affirmative~~at a meeting of stockholders called expressly for that purpose, one or more members of the Board of Directors (including the entire Board) may be removed, with or without cause, by a vote of the holders of ~~at least 66 2/3%~~a majority of the ~~voting power of the then outstanding capital stock of the Corporation~~shares then entitled to vote ~~generally in~~on the election of directors~~, voting together as a single class~~.

Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then serving on the Board, though less than a quorum. and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the whole Board of Directors shall shorten the term of any incumbent director.

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Third Amended and Restated Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

EIGHTH:     Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any stock of any class which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes and whether out of unissued shares authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issue thereof.

NINTH:        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

TENTH:

   1.                   Amendment of Certificate of Incorporation.  From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Delaware at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the stockholders of the Corporation by its Certificate of Incorporation are granted, subject to this reservation. Notwithstanding the foregoing and any other provision herein (and notwithstanding the fact that a lesser percentage or separate class vote may be specified herein, in the By-Laws of the Corporation or by law), the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of capital stock of the corporationCorporation entitled to vote generally, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, the second paragraph of Article Seventh hereof.

   2.                  By-Laws. The Board of Directors is expressly authorized to make, alter, amend and repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of Incorporation of the Corporation, subject to the power of the holders of the then outstanding shares of capital stock of the Corporation entitled to vote generally to alter or repeal the By-Laws made by the Board of Directors.

ELEVENTH:

1.                   Written Consent in Lieu of Meeting. Any action which could be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall (a) be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the records of proceedings of meetings of stockholders.

2.                   Special Meeting of Stockholders. A special meeting of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called by the Chairman of the Board, the President, the Board or the holders of not less than a majority of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose or, at any time that Ormat Industries Ltd. or any OIL Transferee owns at least 20% of the then outstanding shares of Common Stock, by Ormat Industries Ltd. or any

ORMAT TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Isaac Angel, CEO, and Etty Rosner, Vice President and Corporate Secretary, and each of them, as proxies, each with full power of substitution and resubstitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ormat Technologies, Inc. held of record by the undersigned on March 16, 2017, at the Annual Meeting of Stockholders to be held at the offices of Chadbourne & Parke LLP, 1301 Avenue of the Americas, New York, N.Y. 10019-6022, on May 8, 2017, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ORMAT TECHNOLOGIES, INC.

May 8, 2017

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The proxy statement and annual report to security holders are available at
http://materials.proxyvote.com/686688

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

↓  Please detach along perforated line and mail in the envelope provided  ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS
AND "FOR" PROPOSAL 2, 3, and 5 and “FOR” THE 3 YEARS OPTION IN PROPOSAL NO. 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	Election of Directors.
				FOR	AGAINST	ABSTAIN
			(A) Stanley B. Stern	☐	☐	☐
			(B) David Granot	☐	☐	☐
			(C) Robert B. Joyal	☐	☐	☐

		2.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2017.	☐	☐	☐

		3.	To approve the compensation of our named executive officers on an advisory basis;	☐	☐	☐

			1 year	2 years	3 years	ABSTAIN
		4.	To vote, on an advisory basis, on the frequency of the stockholder vote on the compensation of our named executive officers; ☐	☐	☐	☐

				FOR	AGAINST	ABSTAIN
		5.	To vote to approve the adoption of our Third Amended and Restated Certificate of Incorporation;	☐	☐	☐

		6.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy is solicited on behalf of the Board of Directors of the Company. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" the election of the Directors and “FOR” proposal 2, 3 and 5 and FOR the Three Years option on Proposal No. 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.